UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under Section 240.14a-12
LITTELFUSE, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

8755 West Higgins Road, Suite 500
Chicago, IL 60631
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 27, 2023
The 2023 Annual Meeting of Stockholders of Littelfuse, Inc. (the “Company”) will be held on Thursday, April 27, 2023 at 9:00 a.m. Central Daylight Time. This year’s Annual Meeting will be a virtual meeting held via live webcast on the internet. Stockholders will be able to attend the Annual Meeting and submit questions during the live webcast by visiting www.virtualshareholdermeeting.com/LFUS2023 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card or in the instructions that accompanied the proxy materials.
At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, each as fully described in the attached Proxy Statement:
1.	To elect eight directors to serve a term of one year and until their successors are duly elected and qualified;
2.	To conduct an advisory (non-binding) vote on the compensation of our named executive officers (“NEOs”);
3.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on the compensation of our NEOs;
4.
To approve the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan to increase the number of shares authorized for issuance under the Plan, and to make certain other changes to the Plan;

5.
To approve and ratify the appointment by the Audit Committee of Grant Thornton LLP as the Company’s independent auditors of the Company’s consolidated financial statements for the fiscal year ending December 30, 2023; and

6.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on February 28, 2023 will be entitled to attend and vote at the meeting.

Ryan K. Stafford Corporate Secretary
March 16, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to Be Held on April 27, 2023:
Your vote is important. Please review our proxy materials, including the enclosed Proxy Statement, and vote your shares by using the Internet or telephone or by signing, dating and returning the enclosed proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote online if you so desire. The Proxy Statement and the 2022 Annual Report for the
fiscal year ended December 31, 2022, are available at www.proxyvote.com.
2023 Proxy Statement

2023 PROXY STATEMENT

2023 PROXY STATEMENT
TABLE OF CONTENTS(Continued)

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS
We are furnishing this Proxy Statement to the stockholders of Littelfuse, Inc. in connection with the solicitation by the Board of Directors of Littelfuse, Inc. (the “Board”) of proxies to be voted at our annual meeting of stockholders to be held on April 27, 2023 (the “Annual Meeting”). The Annual Meeting will be a virtual meeting held via live webcast on the internet.
When used in this Proxy Statement, the terms “we,” “us,” “our,” “the Company” and “Littelfuse” refer to Littelfuse, Inc.
The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on or about March 16, 2023 to notify stockholders of record that the proxy materials (this Proxy Statement, proxy card, and the 2022 Annual Report) are available online at www.proxyvote.com. A copy of the Form 10-K and other proxy materials are available in hard copy by request, free of charge. Copies of exhibits to the 2022 Annual Report on Form 10-K may also be obtained upon payment to us of the reasonable expense incurred in providing such exhibits. We encourage all stockholders to access their proxy materials online to reduce the environmental impact and the cost of our proxy solicitation. You may request a paper copy of the proxy materials using any of the following methods:
1.	By Internet: go to www.proxyvote.com
2.	By Phone: 1-800-579-1639
3.	By Email: sendmaterial@proxyvote.com
4.	By Written Request: Littelfuse, Inc., Attention: Legal Department, 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631.
We encourage you to access and review all of the important information in the proxy materials before voting.
Who may vote at, and attend, the Annual Meeting?
Stockholders of record at the close of business on February 28, 2023, the record date for the Annual Meeting, will be entitled to notice of, to vote at, and attend the Annual Meeting. On February 28, 2023, we had outstanding 24,797,973 shares of our common stock, par value $0.01 per share. Each outstanding share of common stock entitles the holder to one vote per share on each matter submitted to a vote at the meeting.
A list of the stockholders of record entitled to vote at the meeting will be available for examination by stockholders for any purpose germane to our Annual Meeting during ordinary business hours for a period of at least ten days prior to the meeting at our headquarters located at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631.
Will I be able to ask a question during the Annual Meeting?
Yes, all stockholders attending the 2023 Annual Meeting will be able to submit a question during the meeting. You must be logged into the virtual meeting at www.virtualshareholdermeeting.com/LFUS2023 and follow the instructions on the meeting page on how to post a question or comment. If your question is properly submitted during the meeting, your question may be answered during the meeting or we may hold your question and respond to it after the meeting. Questions on similar topics may be combined and answered together.
How do I vote?
The Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/LFUS2023 and entering your 16-digit control number included in the Notice of Internet Availability, on your proxy card or in the instructions that accompanied your proxy materials.
2023 Proxy Statement	1

If you do not plan to attend the Annual Meeting, you may also vote by phone or mail, as described below:
⯀	By Phone: Call 1-800-690-6903
⯀	By Mail: Sign, date and return your proxy card to the address listed on the proxy card.
All shares entitled to vote and represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given therein. If no instructions are indicated on a properly executed proxy (other than broker non-votes), the shares represented by that proxy will be voted as recommended by the Board.
What shares are included on the proxy card?
If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the beneficial owner of those shares.
If you are a stockholder of record, you will receive only one notice or proxy card for all the shares you hold in certificate form, or book-entry form.
If you are a beneficial owner, you will receive voting instructions from the bank, broker or other nominee through which you own your shares.
What if I am a beneficial owner and do not give voting instructions to my broker?
If you are a beneficial owner and do not provide voting instructions to your bank, broker or other nominee, the following applies:
Non-Discretionary Items. The election of directors, the advisory vote on executive compensation, the advisory vote on the frequency of future executive compensation votes, and the approval of the amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan are non-discretionary items and may not be voted on by brokers, banks or other nominees that have not received specific voting instructions from beneficial owners. This is called a “broker non-vote.”
Discretionary Items. The ratification of the appointment of the Company’s independent registered public accounting firm (Grant Thornton LLP) is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
What can I do if I change my mind after I vote my shares?
Any stockholder giving a proxy has the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by (1) written notice to us sent to the attention of our Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, (2) execution of a subsequent proxy, (3) voting on the Internet or by telephone, or (4) attending the Annual Meeting and voting online. All shares represented by effective proxies will be voted at the Annual Meeting or at any postponements or adjournment thereof.
2023 Proxy Statement	2

What are the voting standards for each of the Proposals to be voted on at the Annual Meeting?
Stockholders are being asked to vote on the following matters at the Annual Meeting. The voting standard and our Board’s voting recommendation for each matter is described below:
Proposal	Voting Standard*	Board Recommendation
Proposal 1: Election of Director Nominees	Majority of votes cast**	FOR ALL the nominees for director
Proposal 2: Advisory Vote on Executive Compensation	Majority of votes cast	FOR
Proposal 3: Advisory Vote Regarding Frequency of Executive Compensation Vote	Plurality of votes cast	EVERY YEAR
Proposal 4: Approval of the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan	Majority of votes cast	FOR
Proposal 5: Approval and Ratification of the Appointment of Grant Thornton LLP as Independent Auditors	Majority of votes cast	FOR
*Majority of votes cast means that the number of votes cast “For” the proposal exceeds the number of votes cast “Against.” Plurality of votes cast for purposes of Proposal 3 means that the frequency of advisory votes (One Year, Two Years or Three Years) that receives the most votes will be deemed the advisory vote of our stockholders.
**Except in the event of a contested election of directors. In the event of a contested election, directors shall be elected by plurality of votes cast. Also, our Corporate Governance Guidelines include a resignation policy, which provides, among other things, that if a director nominee does not receive a majority of the votes cast:
⯀	such nominee must tender his or her resignation within ten days;
⯀	the Nominating and Governance Committee of the Board must recommend to our Board whether such resignation should be accepted or rejected; and
⯀	our Board must take final action no later than 90 days after the stockholder vote.
How are abstentions and broker non-votes counted?
Abstentions will not be included in vote totals and will have no effect on Proposal 1 – the election of director nominees – or Proposal 3 – advisory vote regarding frequency of executive compensation vote. Abstention votes on each of Proposal 2, 4 and 5 will have the same effect as a vote “Against.”
Broker non-votes will not be included in vote totals and will have no effect on the outcome of any of the proposals to be voted on at the Annual Meeting.
Who will tabulate and count the votes?
We retain an independent inspector of election from Broadridge Financial Solutions to attend our virtual Annual Meeting and to certify the results of the vote.
What is required for a quorum at the Annual Meeting?
A quorum of stockholders is required for the transaction of business at our Annual Meeting. Our bylaws provide that a majority of all of the shares of common stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes” will also be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.
What if I encounter technical difficulties during the Annual Meeting?
If you experience technical difficulties, please contact the technical support telephone number posted on the Virtual Shareholder Meeting login page.
2023 Proxy Statement	3

What if the Company encounters technical difficulties during the Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our meeting Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened at a later time or another day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via the investor relations section of our website at investor.littelfuse.com.
How are proxies solicited and what is the cost?
The proxy accompanying this proxy statement is solicited on behalf of our Board, for use at the Annual Meeting. We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for the costs they incur to forward the solicitation material to such beneficial owners. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone or in person.
What is Householding?
Under SEC rules, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless one or more of the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
If you receive notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker directly or direct your written request to our Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, or call our corporate office at 1-773-628-1000. Upon such request, Littelfuse will undertake to promptly deliver a separate copy of the proxy statement and annual report to any stockholder that elects not to participate in householding.
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact your broker directly or direct your written request to our Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, or call our corporate office at 1-773-628-1000 to request information about eliminating duplicate mailings.
When will the Company announce the voting results?
We will announce the preliminary voting results at the Annual Meeting. The Company will report the final results on a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.
2023 Proxy Statement	4

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Board currently consists of nine members. All of our current directors, except for Dr. Nathan Zommer, who will be retiring at the 2023 Annual Meeting, are standing for re-election. Therefore, we are asking our stockholders to elect eight directors at the annual meeting to serve a term of one year and until their successors have been duly elected and qualified. The nominees for director, all of whom are now serving as directors, are listed below together with certain biographical information as of February 28, 2023.
Name	Position
Kristina A. Cerniglia	Director
Tzau-Jin Chung	Director
Cary T. Fu	Director
Maria C. Green	Director
Anthony Grillo	Director
David W. Heinzmann	Director
Gordon Hunter	Chairman of the Board
William P. Noglows	Lead Independent Director
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL
OF THE DIRECTOR NOMINEES
Committee Membership: Audit Compensation	Kristina A. Cerniglia, 56	Director since 2018

Ms. Cerniglia has served as Senior Vice President & Chief Financial Officer for Briggs & Stratton, a global producer of engines for outdoor power equipment, and a designer, manufacturer and marketer of lithium-ion battery, standby generator, energy storage system, lawn and garden, turf care and job site products since June 2022. Prior to that, she served as Senior Vice President and Chief Financial Officer for Hillenbrand, Inc. (NYSE:HI), a global diversified industrial company with multiple market-leading brands that serve a wide variety of industries across the globe, from 2014 to April 2022. Ms. Cerniglia served as Vice President and Corporate Controller and in various other capacities at Stanley Black & Decker, a global provider of power and hand tools, mechanical access solutions and electronic monitoring systems from 1997 to 2014. Ms. Cerniglia holds a bachelor’s degree in finance from Bentley College.

In nominating Ms. Cerniglia for election as a director, our Board focused on her 30 years of diverse financial and industry experience and leadership as important attributes to help enhance and shape our growth strategy.

2023 Proxy Statement	5

Committee Membership: Compensation Chair Nominating and Governance Technology	Tzau-Jin Chung, 60	Director since 2007

Mr. Chung has served as a Founding Senior Partner of Core Industrial Partners LLC, a private equity firm investing in lower to middle market manufacturing companies in North America, since 2017. From 2013 to May 2016, Mr. Chung served as president and chief executive officer of Navman Wireless and Teletrac Inc., a global market leader in GPS-based fleet management solutions. From 2007 to December 2012, Mr. Chung was chief executive officer of Navman Wireless. Previously, Mr. Chung served as president of the New Technologies Division of Brunswick Corporation (NYSE:BC) from 2002 to 2007. Mr. Chung served on the board of directors of MasterCraft Boat Holdings, Inc. (NASDAQ:MCFT) from December 2016 through October 2022, and has served on the board of directors of Airgain, Inc. (NASDAQ:AIRG) since October 2018, and Fathom Digital Manufacturing Corporation (NYSE: FATH) since December 2021. Mr. Chung holds a bachelor's degree in science, electrical and computer engineering from the University of Texas - Austin, an MS in computer science from North Carolina State University and an MBA from the Fuqua School of Business at Duke University.

In nominating Mr. Chung for election as a director, our Board focused on his past experience in developing new products, corporate-wide strategic planning, mergers and acquisitions, information technology and his experience with operations in Asia as important attributes for his continuing to serve as one of our directors.

Committee Membership: Audit Chair Compensation	Cary T. Fu, 74	Director since 2012

Mr. Fu is the co-founder of Benchmark Electronics, Inc. (NYSE:BHE), a solutions provider for high technology OEM customers. He served as chairman of the board of Benchmark from 2009 until his retirement in 2012, and served as a director from 1990 until 2012. Mr. Fu also served as the chief executive officer of Benchmark from 2004 to 2011, and was the president and chief executive officer from 2004 to 2006. From 1986 to 2004, Mr. Fu served in various capacities with Benchmark, including as executive vice president, treasurer and secretary. Mr. Fu previously served on the board of directors of Teradata Corporation (NYSE:TDC) from 2008 to 2022. Mr. Fu holds an MS in accounting from the University of Houston and is a certified public accountant.

In nominating Mr. Fu for election as a director, our Board focused on his past experience in the industry and unparalleled management experience.

Committee Membership: Audit Nominating and Governance	Maria C. Green, 70	Director since 2020

Ms. Green served as the Senior Vice President and General Counsel of Ingersoll-Rand plc (NYSE:IR), a diversified manufacturing company, from 2015 until her retirement in June 2019. Prior to that, she served in various capacities at Illinois Tool Works (NYSE:ITW), a producer of engineered fasteners and components, equipment and consumable systems and specialty products, most recently as Senior Vice President, General Counsel and Secretary, from 1997 to 2015. Ms. Green has served on the boards of directors of Tennant Company (NYSE:TNC) since March 2019, WEC Energy Group (NYSE:WEC) since July 2019 and Fathom Digital Manufacturing Corporation (NYSE:FATH) since July 2021. Ms. Green holds a bachelor's degree in sociology/economics from the University of Pennsylvania and Juris Doctorate from Boston University School of Law.

In nominating Ms. Green for election as a director, our Board focused on her experience as a global public company leader, her comprehensive skills including strategic planning, acquisitions and enterprise risk management and her expertise in matters of corporate governance.

2023 Proxy Statement	6

Committee Membership: Audit Nominating and Governance Chair	Anthony Grillo, 67	Director since 1991

Mr. Grillo is the founder of American Securities Advisors, LLC and affiliates (now known as Ascribe Opportunities Management, LLC), an advisory and private equity investment firm established in 2005. Mr. Grillo served as Managing Director of Ascribe until his retirement in 2018. From 2001 through 2004, Mr. Grillo served as Senior Managing Director of Evercore Partners, Inc. (NYSE:EVR), an investment banking boutique providing advisory services to multinational corporations on significant mergers, acquisitions, divestitures, restructurings and other strategic corporate transactions, where he founded the restructuring practice for the firm. From 1999 through 2001, Mr. Grillo served as Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. From 1991 through 1999, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., a private equity firm. Mr. Grillo has served on the board of directors of Oaktree Acquisition Corp. II (NYSE:OACB) since September 2020. He previously served on the board of directors of Oaktree Acquisition Corp. (NYSE:OAC) from June 2019 to January 2021. Mr. Grillo holds a bachelor’s degree in economics from Rutgers University and an MBA from Wharton Business School.

In nominating Mr. Grillo for election as a director, our Board focused on his past experience in the financial markets and his experience with corporate acquisitions as important attributes for his continuing to serve as one of our directors.

Committee Membership: Technology Chair	David W. Heinzmann, 59	Director since 2017

Mr. Heinzmann has served as our President and Chief Executive Officer and a member of the Board since January 2017. He previously served as our Chief Operating Officer from 2014 to 2017. Mr. Heinzmann began his career at Littelfuse in 1985 as a manufacturing engineer and since then has held positions of increasing responsibility. From 2004 through 2007, he served as Vice President and General Manager, Automotive segment, and then as Vice President, Global Operations until 2014. Mr. Heinzmann has served as a director of Gentherm Inc. (NASDAQ:THRM) since August 2020. He previously served on the board of directors of Pulse Electronics Corporation from 2014 until its acquisition by Yageo Corporation in May 2018. Mr. Heinzmann holds a bachelor’s degree in mechanical engineering from Missouri University of Science and Technology.

In nominating Mr. Heinzmann for election as a director, our Board focused on his management and operational expertise and extensive experience with Littelfuse as a key driver for continued growth and evolution of the Company.

2023 Proxy Statement	7

Committee Membership: Technology	Gordon Hunter, 71	Director since 2002

Mr. Hunter has served as the Chairman of the Board since January 2018. He previously served as Executive Chairman of the Board from January 2017 through December 2017. Prior to that, Mr. Hunter served as a director from 2002 to 2003, served as Chief Operating Officer from 2003 to 2005, and served as our Chairman of the Board, President and Chief Executive Officer from 2005 until January 2017. Prior to joining Littelfuse, Mr. Hunter served as vice president, Intel communications group, and general manager, optical products group for Intel Corporation (NASDAQ:INTC) from 2002 to 2003. Prior to joining Intel in 2002, he served as president of Elo TouchSystems, a subsidiary of Raychem Corporation. Mr. Hunter also served in a variety of positions during a 20-year career at Raychem Corporation, including vice president of commercial electronics and a variety of sales, marketing, engineering and management positions. Mr. Hunter has served on the board of directors of Veeco Instruments, Inc. (NASDAQ:VECO) since 2010. He previously served on the board of directors of CTS Corporation (NYSE:CTS) from 2011 to 2022. Mr. Hunter holds a bachelor’s degree in electrical engineering from the University of Liverpool, England and an MBA from London Business School.

In nominating Mr. Hunter for election as a director, our Board focused on his leadership, vision and execution as Chairman and former Chief Executive Officer in growing and reshaping the Company and setting and communicating the proper cultural and behavioral tone as important attributes for his continuing to serve as one of our directors.

Committee Membership: Lead Director Compensation	William P. Noglows, 65	Director since 2007

Mr. Noglows served as chairman of the board of CMC Materials (f/k/a Cabot Microelectronics Corporation) (NASDAQ:CCMP), a leading worldwide supplier of consumable products used in the semiconductor manufacturing process, from January 2016 to July 2022. He previously served as executive chairman of the board from 2014 until December 2015, and served as chairman, president and chief executive officer of CMC Materials from 2003 through 2014. Prior to that, Mr. Noglows served as executive vice president and general manager at CMC Materials. Mr. Noglows has served on the board of directors of Aspen Aerogels, Inc. (NYSE: ASPN) since 2014, and he also served on the Aspen board from 2011 to 2013. Mr. Noglows holds a bachelor’s degree in chemical engineering from the Georgia Institute of Technology.

In nominating Mr. Noglows for election as a director, our Board focused on his experience as chief executive officer of a leading public company and his expertise in developing technology as important attributes for his continuing to serve as one of our directors.

2023 Proxy Statement	8

Director Compensation
For the 2022 fiscal year, non-employee directors received an annual retainer of $85,000, paid in quarterly installments, plus reimbursement of reasonable expenses relating to attendance of meetings. Our directors are also reimbursed for the costs associated with attending one continuing education program every three years. No fees are paid to directors who are employee directors. Additional annual retainers are paid to our Board leadership, as shown below:
Board Leadership Role	Annual Retainer
Lead Director	$20,000
Board Chairman	$75,000
Audit Committee Chairperson	$20,000
Compensation Committee Chairperson	$15,000
Nominating and Governance Committee Chairperson	$12,000
Technology Committee Chairperson	$10,000
In addition to cash compensation, each non-employee director received an annual equity grant under the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) valued at approximately $165,000. The equity grant is comprised of (1) one-third stock options that vest equally on the first three annual anniversaries of the grant date, have an exercise price equal to the fair market value of our common stock on the date of grant, and expire seven years from the grant date, and (2) two-thirds restricted stock units (“RSUs”) that are granted upon the non-employee director’s election or reelection to the Board at the Company’s annual meeting and that vest equally on the first three annual anniversaries of the grant date. On April 28, 2022, each non-employee director was granted 815 stock options having a per share exercise price of $231.64 and 498 RSUs.
Non-employee directors may elect to defer receipt of their cash fees under the Littelfuse Deferred Compensation Plan for Non-employee Directors (the “Directors Plan”) and defer payout of their equity grants and any related dividend distributions. All deferrals are deposited with a third-party trustee, where they (and any distributions thereon) are invested in Littelfuse common stock. Deferrals under the Directors Plan are generally paid out when the director ceases to be a director or on the date specified by the director at the time of the non-employee director’s deferral election. Deferred payments owed to Mr. Hunter as a result of his prior service as a non-employee director are expected to be delayed an additional six months following his separation from service as both a director and employee of Littelfuse as required by law due to his status as a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended.
2023 Proxy Statement	9

The following table sets forth compensation earned by or paid to non-employee directors during 2022:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total
Kristina A. Cerniglia	$85,000	$113,265	$57,368	$0	$255,633
Tzau-Jin Chung	$100,000	$113,265	$57,368	$0	$270,633
Cary T. Fu	$105,000	$113,265	$57,368	$0	$275,633
Maria C. Green	$85,000	$113,265	$57,368	$0	$255,633
Anthony Grillo	$97,000	$113,265	$57,368	$0	$267,633
Gordon Hunter	$160,000	$113,265	$57,368	$0	$330,633
William P. Noglows	$105,000	$113,265	$57,368	$0	$275,633
Nathan Zommer (3)	$85,000	$113,265	$57,368	$0	$255,633
(1)
On April 28, 2022, each director received an annual RSU award of 498 shares of common stock. The amounts shown reflect the grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, based on assumptions described in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for fiscal year ended December 31, 2022. As of December 31, 2022, each director held the following outstanding RSUs (including RSUs that have been deferred under the Long-Term Plan): Ms. Cerniglia, 1,031 shares; Mr. Chung, 8,339 shares; Mr. Fu, 1,031 shares; Ms. Green, 1,701 shares; Mr. Grillo, 1,805 shares; Mr. Hunter, 1,031 shares; Mr. Noglows 3,499 shares; and Dr. Zommer, 1,031 shares.

(2)
On April 28, 2022, each director received an annual stock option award of 815 shares with a per share exercise price equal to $231.64 (determined based on the closing stock price on that date reported by NASDAQ). The amounts shown reflect the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718, based on assumptions described in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for fiscal year ended December 31, 2022. As of December 31, 2022, each director held the following outstanding option awards: Ms. Cerniglia, 3,732 shares; Mr. Chung, 3,732 shares; Mr. Fu, 4,532 shares; Ms. Green, 2,821 shares; Mr. Grillo, 6,677 shares; Mr. Hunter, 4,532 shares; Mr. Noglows, 6,677 shares; and Dr. Zommer, 3,732 shares.

(3)
Pursuant to Section 8 of the Littelfuse, Inc. Corporate Governance Guidelines, Dr. Zommer reached the mandatory retirement age of 75, and effective April 27, 2023, Dr. Zommer will be retiring as a member of the Board.

2023 Proxy Statement	10

CERTAIN GOVERNANCE MATTERS
Governance Structure
Below are key characteristics of our Board of Directors as of the fiscal year ended December 31, 2022:
⯀	Members of the Board of Directors: 9
⯀	Independent Directors: 7
⯀	Lead Independent Director
⯀	Diverse Board Members (Race and Gender)
 22% female
 33% underrepresented minorities
⯀	Required Committees Consist of Entirely Independent Members
⯀	Regular Non-Management Executive Sessions
⯀	Mandatory Retirement Age: 75
⯀	Robust self-evaluation process
⯀	Majority Voting in Uncontested Director Elections
⯀	Separate Chairman and CEO
Board Leadership
Mr. Hunter served as President and Chief Executive Officer until his retirement on January 1, 2017. He then served as Executive Chairman of the Board until January 1, 2018, when he transitioned into his current role as Chairman of the Board. Additionally, Mr. Noglows serves as the independent Lead Director.
Among other things, the Lead Director convenes and chairs regular and special executive sessions of the independent directors and serves as a liaison between the independent directors and our Chief Executive Officer (“CEO”). We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.
Attendance at Meetings
The Board held eight meetings during fiscal year 2022. All of the directors attended at least 75% of the meetings of the Board and 100% of the meetings of the committees on which they served. Consistent with our policy, all of our directors attended our 2022 annual meeting of stockholders. Independent members of our Board regularly meet in executive session without management present.
Director Independence; Financial Experts
There is no arrangement or understanding between any of our directors and any other person or entity other than the Company, to which any director was or is to be selected as a director. The Board has affirmatively determined that each current board member, except Mr. Heinzmann and Dr. Zommer, (i) is “independent” within the definitions contained in the current NASDAQ listing standards and the rules and regulations of the SEC, and (ii) has no other “material relationship” with the Company that could interfere with his or her ability to exercise independent judgment. The Board specifically determined that, effective January 1, 2021, Mr. Hunter was an independent director under applicable rules considering, among other factors, that it has been over three years since he served as an employee of Littelfuse.
The Board further determined that (i) each Audit Committee member is “independent” within the enhanced requirements for audit committee members under NASDAQ and SEC rules, and (ii) each Compensation Committee member is a “non-employee director” under SEC rules. Also, the Board has determined that Messrs. Fu and Grillo and Ms. Cerniglia are “audit committee financial experts” as defined by the SEC.
Board Diversity, Skills, and Experience
We believe that our Board best serves the Company and our stockholders with a diversity of backgrounds, skillsets, industry experiences and expertise. We have balanced our board composition with new members who bring fresh perspectives and longer serving directors who bring continuity and experience to our business and the end markets we serve. To help ensure continued diversity on our Board we have:
2023 Proxy Statement	11

⯀	22% female members of the Board.
⯀	33% underrepresented minority members of the Board.
⯀
Incorporated a mandatory retirement age into our Corporate Governance Guidelines where absent a finding of exceptional circumstances by a majority of the Nominating and Governance Committee, no person 75 years or older at the time of election or re-election will be nominated to serve as a director.

⯀	Maintained a robust evaluation process including individual interviews conducted by the Nominating and Governance Committee Chairperson with each director.
⯀
A Nominating and Governance Committee charter reflecting that we recognize the benefit of a Board of Directors that reflects the diversity of the Company’s stockholders, employees and customers and the communities in which we operate and we shall actively seek qualified candidates for nomination and election to the Board of Directors in order to reflect such diversity, including gender and ethnic diversity.

The Nominating and Governance Committee charter requires the committee to ensure that candidates of diverse ethnic and/or gender backgrounds are considered when a new non-employee director is appointed or nominated, which the committee implements by applying the factors described under Director Candidates below. The increase in diversity on our Board over the last few years evidences the effectiveness of our efforts—our last two independent director appointees have both been female, one of which is an underrepresented minority.
The following table sets forth our Board’s diversity statistics as of February 28, 2023:
Board Diversity Matrix (As of February 28, 2023)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	–	–
Part II: Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	2	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–
2023 Proxy Statement	12

In addition, the Board possesses a diverse set of skills and industry experiences. Our directors’ skills and experience include financial, operational, technological and governance matters as well as expertise across the Company’s products, end markets and geographies in which we operate. The Board’s self-identified attributes in these areas are summarized in the chart below.

Director Skills and Experience
M&A Experience
9
Public Company Experience
9
Executive or Senior Leadership Experience
8
International Business and/or Global Management Experience
8
Relevant Industy Experience
6
Technology and/or R&D Expertise
6
High Level of Financial Expertise
6
Directors (9 total)

Director Candidates
The Nominating and Governance Committee has a well-developed process to identify new director candidates. In addition, recommendations may be received by the Committee from various sources, including directors and Company contacts. The Nominating and Governance Committee considers diversity of gender, race, ethnicity, age, cultural background, geographical and professional experience in evaluating candidates for membership on the Board. We are committed to ensuring that candidates of diverse ethnic and/or gender backgrounds are considered when a new non-employee director is appointed or nominated. Other factors that the Nominating and Governance Committee takes into consideration when evaluating a director candidate, as it deems appropriate, include:
⯀	Experience as an executive or director of a publicly traded company;
⯀	Familiarity with our business and our industry;
⯀	Availability to actively participate in meetings of the Board and attend the annual meeting of stockholders;
⯀	Knowledge and experience in the preparation or evaluation of financial statements;
⯀	Diversity of background, including gender and ethnic diversity, knowledge, skills and experience to create a well-rounded Board;
⯀	Satisfaction of the criteria for independence established by the SEC and NASDAQ listing standards, as they may be amended from time to time; and
⯀	Ability to interact in a productive manner with the other members of the Board.
Director Nominations
The Nominating and Governance Committee will consider director nominees recommended by stockholders using the same evaluation process as for any other nominee. Recommendations must comply with the procedures in our bylaws and be submitted to the Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. Any recommendation must include:
⯀	The name and address of the candidate;
2023 Proxy Statement	13

⯀
A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification factors set forth above; and

⯀	The candidate’s signed consent to be named in the Proxy Statement if nominated and to serve as a director if elected.
To be considered by the Nominating and Governance Committee for nomination and inclusion in our proxy statement for the 2023 annual meeting of stockholders, stockholder recommendations for director must have been received by us no later than November 16, 2022. Each stockholder recommendation must include the name and address of the nominating stockholder and the number of shares beneficially owned by such stockholder.
Proxy Access
A stockholder, or stockholder group of no more than 20 stockholders, that has owned at least three percent of our outstanding common stock continuously for at least three years may nominate directors to our Board and have the nominees included in our proxy materials to be voted on at our annual meeting of stockholders. The maximum number of stockholder nominees that will be included in our proxy materials with respect to any such annual meeting is the greater of (i) two directors or (ii) twenty percent of directors to be elected. A stockholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Corporate Secretary as described in our bylaws and comply with all other procedures in our bylaws. See additional information under “Stockholder Proposals” starting on page 67.
Board Evaluation
Our Board conducts an annual self-evaluation to assess its effectiveness and to identify opportunities for improvement as described below.
1.	Each director provides written responses to board and committee evaluations, assessing performance and identifying areas for improvement.
2.	The Nominating and Governance Committee Chairperson conducts individual interviews with all members of the Board.
3.	The Nominating and Governance Committee Chairperson reports to the Nominating and Governance Committee on the results of the individual interviews.
4.	The Nominating and Governance Committee analyzes evaluation responses and reports on the results to the full Board.
Board Committees
We have four standing committees: the Audit Committee, Compensation Committee, Nominating and Governance Committee and Technology Committee. Each of these committees has a written charter approved by our Board, copies of which are posted under the “Corporate Governance” section of the Company’s website at https://investor.littelfuse.com/corporate-governance/governance-overview. Current membership of each committee is provided below, followed by a description of each committee’s responsibilities.
Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Kristina A. Cerniglia	X	X
Tzau-Jin Chung		Chairman	X	X
Cary T. Fu	Chairman	X
Maria C. Green	X		X
Anthony Grillo	X		Chairman
David W. Heinzmann				Chairman
Gordon Hunter				X
William P. Noglows		X
Nathan Zommer				X
2023 Proxy Statement	14

Audit Committee
Meetings held in 2022: 6
The Audit Committee is responsible to, among other things:
⯀
Engage, compensate, oversee, and if applicable, terminate, the independent registered public accounting firm (including resolving any disagreements with management regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

⯀	Review the adequacy and effectiveness of the accounting and financial controls and procedures of the Company.
⯀	Review the annual internal audit plan and performance of the internal audit function.
⯀	Review any legal or regulatory matters that may have a material effect on the financial statements of the Company or related Company compliance policies.
⯀	Review the Company’s risk assessment and risk management process.
⯀	Review the Company’s policies and procedures related to cybersecurity risks and incidents and related disclosure controls and protocols.
⯀
Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

⯀	Review swap transactions, reliance on end-user exception and related policies and procedures.
⯀	Prepare the Audit Committee report required to be included in the Company’s annual proxy statement.
Compensation Committee
Meetings held in 2022: 5
The Compensation Committee is responsible to, among other things:
⯀
Review the Company’s compensation philosophy, practices and policies, and through an annual compensation risk assessment provide input to management regarding compensation arrangements that may incentivize unnecessary and excessive risk taking.

⯀	Review and recommend to the Board for its consideration and determination the compensation for the Chief Executive Officer and the other executive officers.
⯀
Review and recommend to the Board for its consideration and determination any employment agreements, severance agreements, change-in-control arrangements and any special or supplemental benefits for the executive officers of the Company.

⯀	Establish and certify the achievement of performance goals for performance-based compensation.
⯀	Evaluate Chief Executive Officer performance.
⯀	Review and recommend to the Board for its consideration and determination the director compensation fees and equity-based awards.
⯀
Review and report to the Board on the Company’s organizational structure, succession plans for executive officers and programs for development of individuals to assume positions of higher responsibility.

⯀	Review and recommend to the Board for its consideration and determination the appropriate stock ownership guidelines applicable to directors and executive officers.
⯀
Review (i) submission to stockholders of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, (ii) engagement with proxy advisory firms or other stockholder groups on executive compensation matters, and (iii) the results of such advisory votes from stockholders and consider any implications to the Company’s compensation programs.

⯀	Review our compensation discussion and analysis and recommend its inclusion in our Annual Report on Form 10-K and Proxy Statement each year.
2023 Proxy Statement	15

The Compensation Committee has the authority under its charter to engage services of outside advisors to assist in carrying out its duties. Under this authority, the Compensation Committee retained Compensation Strategies, Inc. as its independent compensation consultant during the 2022 fiscal year to assist the Compensation Committee with compiling a comprehensive analysis of market data and analyzing its implications for executive compensation at the Company, as well as various other executive compensation matters such as providing an update on executive compensation trends and pending and enacted legislation relevant to the compensation of our executive officers. The Compensation Committee has assessed the independence of Compensation Strategies, Inc. and determined that Compensation Strategies, Inc. did not have any economic interests or other relationships that would conflict with its obligation to provide impartial and objective advice.
Nominating and Governance Committee
Meetings held in 2022: 6
The Nominating and Governance Committee is responsible to, among other things:
⯀	Identify individuals qualified to serve on our Board and to recommend director nominees to the Board for nomination at our annual meeting of stockholders.
⯀
Evaluate and present to the Board of Directors on an annual basis its determination as to (a) the independence of each director and director nominee under the independence standards established by the SEC and NASDAQ listing standards, (b) the classification of each director and director nominee as “independent,” “interested,” “non-management,” or similarly situated for purposes of committee assignments, and (c) whether the Audit Committee has an “audit committee financial expert.”

⯀	Initiate and oversee an annual self-evaluation of the Board and its committees.
⯀	Monitor the orientation and training needs of directors.
⯀	Review new legislation, rules, regulations and other developments affecting corporate governance and make recommendations to the Board, as appropriate.
⯀	Review all potential related party transactions that require the Committee’s approval.
⯀
Assist the Company’s oversight of its ethics and compliance program, including the Company’s compliance with legal and regulatory requirements other than those related to accounting or financial reporting and monitoring whether the Company’s Code of Conduct has been communicated by the Company to all directors, officers, and associates.

⯀	Develop and annually assess the adequacy of the Corporate Governance Guidelines for the Company.
⯀
Provide oversight and guidance with regards to the Company’s sustainability program and related environmental, social, and governance (“ESG”) matters, receive updates from management regarding the Company’s ESG activities, and review and approve the annual Sustainability Report published by the Company.

Technology Committee
Meetings held in 2022: 3
The Technology Committee is responsible to, among other things:
⯀	Review the technology program scope, direction, quality, investment levels and execution of the technology strategies presented by the Company’s management.
⯀	Review significant emerging technology issues and trends that may affect the Company, its business and strategy.
⯀	Review the Company’s technology competitiveness, including the effectiveness of its technological efforts and investments in developing new products and business.
Role in Risk Oversight
The Board’s role in risk oversight includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal, regulatory, compensation and strategic risks. These reports include communications from management when potentially significant new risks develop.
2023 Proxy Statement	16

Management prepares these reports based on an Enterprise Risk Management (ERM) process, which is in place to identify, monitor and mitigate risks that could dramatically impact the organization’s ability to meet strategic and performance objectives. The full Board, or the appropriate committee, receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. These reports include, for example, information provided to the Audit Committee regarding the Company’s cybersecurity systems, policies, and procedures, results of penetration testing, and amount of money spent to improve cybersecurity, to allow the Audit Committee to fulfill its cybersecurity risk oversight role. All Board committees meet regularly and report to the full Board on risk management matters. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Sustainability Program
Fundamentally, our business is positioned within the long-term sustainability megatrend, and our products help enable our customers’ applications that empower a more sustainable, safer, and connected world. Therefore, Littelfuse is committed to the long-term value of a robust sustainability strategy not only with respect to the markets we serve, but through a continuous improvement mindset around reducing our operational impact and doing the right thing to support our associates and the communities where we live and work.
The Nominating and Governance Committee of our Board of Directors provides oversight of our Sustainability Program and approves our annual sustainability report. Additional governance best practices are in place to support our sustainability program journey, including:
⯀	Regular Nominating & Governance Committee and/or Board updates.
⯀	Quarterly senior leadership review of sustainability program progress and approval of overall strategy, including the CEO, CFO, CLO and CHRO.
⯀	Sustainability program oversight by our Chief Legal Officer.
⯀	Regular sustainability steering committee meetings to drive sustainability initiatives and progress.
⯀	Global ESG Policy that includes a commitment to publish annual ESG Reporting to stakeholders.
⯀
Robust environmental, social and governance policies that serve as a strong foundation to ensure the health and safety of associates, respect for the environment and adherence to the highest ethical standards.

In 2022, the Company published our second annual Sustainability Report (the “2021 Sustainability Report”) to further enhance our transparency to communicate our progress towards our key internal sustainability initiatives. Notably, the 2021 Sustainability Report included expanding our reporting framework beyond the GRI Sustainability Reporting Standards to also include the Sustainability Accounting Standards Board (SASB) and align our material topics with the United Nations Sustainable Development Goals (SDGs).
Based upon our materiality assessment, our strategic focus areas in our 2021 Sustainability Report continue to include:
• business ethics • training, education, and career development • health and safety in the workplace • economic performance	• innovation • water and wastewater management • diversity and equal opportunity • energy management	• climate change and greenhouse gas emissions • sustainable supply chain • community involvement • waste and hazardous material management
The Company has further communicated several key goals around these strategic focus areas, including to:
⯀	reduce our greenhouse gas emissions 38% by 2035;
⯀	provide a zero-injury workplace;
⯀	increase female leader representation to 25% by 2026; and
⯀	increase the representation of Black or African American associates in the U.S. to at least 5% by 2026.
2023 Proxy Statement	17

Information regarding our progress towards these initial goals, and on how we manage our material topics is available in our 2021 Sustainability Report, located on our website at https://www.littelfuse.com/about-us/sustainability.aspx. The contents of our 2021 Sustainability Report and website are not incorporated by reference in this Proxy Statement.
Stock Ownership Policy
The Board maintains a stock ownership policy that requires our executive officers and directors to hold and maintain a minimum number of shares of common stock of the Company. The policy provides for the following:
⯀
Each executive officer and non-employee director is required to reach specific stock ownership within five years of his or her election or appointment. The stock ownership requirements are established by the Compensation Committee on a periodic basis and are generally targeted at the following minimum amounts, calculated at the time the requirements are established:

○	Non-Employee Directors: 5 times annual retainer
○	Chief Executive Officer: 5 times base salary
○	Chief Financial Officer and Executive Vice Presidents: 3 times base salary
○	Senior Vice Presidents: 2 times base salary
⯀
Until such time as the director or executive officer achieves the required stock ownership level, the director or executive officer is required to retain 50% of the net after-tax shares of common stock acquired upon a stock option exercise or vesting of restricted stock units.

⯀
Failure of a director or executive officer to satisfy the applicable stock ownership level within the required compliance period may result in their removal of participation in the Company’s annual equity grants, and/or being subject to a 100% retention requirement.

All of our directors are in compliance with the guidelines and requirements set forth in our stock ownership policy. The named executive officers’ compliance with the stock ownership policy is discussed further in the Compensation Discussion and Analysis Section starting on page 26.
Anti-Pledging and Anti-Hedging
Under our Insider Trading Policy, our directors, officers and employees are prohibited from holding our common stock in a margin account or otherwise pledging our common stock as collateral for a loan. Our Insider Trading Policy also prohibits directors, officers and employees from entering into hedging transactions, such as swaps, collars, forward sale contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in the market value of Littelfuse securities, except in the case of exceptional circumstances approved in advance by the Board of Directors.
Corporate Governance Guidelines; Code of Conduct
The Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and the corporate governance policies and standards applicable to the Board. In addition, the Board has adopted a Code of Conduct that applies to all our directors, principal executive officer, principal financial officer, principal accounting officer and controller, and all employees. The full text of our Corporate Governance Guidelines and our Code of Conduct is available on our website at: https://investor.littelfuse.com/corporate-governance/governance-overview. We will also disclose on this page of our website any amendments to, or waivers from, the Code of Conduct.
2023 Proxy Statement	18

Related Person Transactions Policy
The Board maintains a written Related Person Transactions Policy that governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. The Nominating and Governance Committee reviews and approves all proposed Related Person Transactions (as defined below).
Related persons include:
⯀	any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or a nominee to become a director of Littelfuse;
⯀	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
⯀
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more than 5% beneficial owner;

⯀	any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner;
⯀
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

⯀	any charitable or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.
The policy defines a Related Person Transaction as a transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
Our Executive Vice President, Mergers & Acquisitions, Chief Legal Officer and Corporate Secretary (“CLO”) determines for purposes of the policy whether a proposed transaction is a Related Person Transaction that must be approved by the Nominating and Governance Committee.
The Nominating and Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Governance Committee, including (if applicable) but not limited to:
⯀	the benefits of the Company;
⯀
the impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

⯀	the availability of other sources for comparable products or services;
⯀	the terms of the transaction; and
⯀	the terms available to unrelated third parties or to employees generally.
The Nominating and Governance Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Nominating and Governance Committee determines in good faith.
Related Party Transactions
During 2022 the Company entered into a related party transaction with Automated Technology (Phil.), Inc., as described below. This transaction was reviewed by our Nominating and Governance Committee, and it was determined that it is not inconsistent with the best interests of the Company and its stockholders.
Automated Technology (Phil.), Inc.
The Company owns approximately 24% of the outstanding common shares of Automated Technology (Phil.), Inc. (“ATEC”), a supplier located in the Philippines that provides assembly and test services. For the year ended
2023 Proxy Statement	19

December 31, 2022, ATEC rendered assembly and test services to the Company totaling approximately $11.5 million. As of December 31, 2022, the Company’s accounts payable balance to ATEC was $1.8 million. In addition, our director Dr. Zommer currently serves as a director of ATEC.
Compensation Committee Interlocks and Insider Participation
Tzau-Jin Chung, Cary T. Fu, William P. Noglows, and Kristina A. Cerniglia served on the Compensation Committee during the 2022 fiscal year, and none of them is now or ever was an employee of the Company. None of our executive officers served as a member of the compensation committee, or on a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a director or member of our Compensation Committee.
Board Communication
Stockholders wishing to communicate directly with the Board or individual directors should communicate in writing at the following address:
Littelfuse, Inc.
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
Attention: Corporate Secretary
All written communications are received and processed by the Corporate Secretary prior to being forwarded to the Chairman of the Board or other appropriate members of the Board. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.
In addition to internal reporting procedures, the Audit Committee has established communication procedures through an independent Ethics Helpline that can be accessed globally. The Ethics Helpline provides for communication, either anonymously or identified, from employees, vendors, and other interested parties to communicate concerns, including concerns with respect to our accounting, internal controls or financial reporting, to the Audit Committee and CLO. Concerns may be reported via telephone in the U.S. at 1-800-803-4135 or online at littelfuse.ethicspoint.com.
Stockholder Engagement
We believe that effective corporate governance should include regular engagement with our stockholders. Regular engagement forums include investor conferences, non-deal roadshows, meetings, and phone calls. During 2022, we conducted our stockholder engagement efforts through a combination of in-person and virtual forums, and effectively executed our planned outreach events. We believe this hybrid of outreach will continue for the foreseeable future given favorable benefits of both forums. We request feedback during these engagements and share the responses with our Executive Leadership Team and Board, which also helps to better inform our stakeholder messaging.
We believe that regular engagement with our stockholders helps to strengthen our relationships with stockholders and helps us to better understand stockholder views on our business strategy and performance, and corporate environmental, social, and governance practices.
2023 Proxy Statement	20

OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2023, by (1) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each director, (3) each NEO, and (4) all of our directors and executive officers as a group. Information concerning persons known to us to be beneficial owners of more than 5% of our common stock is based upon our review of Schedules 13D, 13F and 13G, and amendments thereto, as filed with the SEC. Of the shares reported, none are subject to pledge or lien in a margin account or pursuant to a loan agreement.
Beneficial Ownership Table
	Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock (2)
5% Principal Stockholders
The Vanguard Group (3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,546,324	10.3%
BlackRock, Inc. (4) 55 East 52nd Street New York, New York 10055	2,146,824	8.7%
T. Rowe Price Investment Management, Inc. (5) 101 E. Pratt Street Baltimore, Maryland 21201	1,494,101	6.0%
Directors
Kristina A. Cerniglia (6)	4,771	*
Tzau-Jin Chung (7)	13,486	*
Cary T. Fu (8)	7,563	*
Maria C. Green (9)	2,654	*
Anthony Grillo (10)	54,866	*
David W. Heinzmann (11)	152,165	*
Gordon Hunter (12)	27,480	*
William P. Noglows (13)	23,053	*
Nathan Zommer (14)	190,005	*
Named Executive Officers
Meenal A. Sethna (15)	59,085	*
Ryan K. Stafford (16)	58,337	*
Maggie Chu (17)	3,058	*
Deepak Nayar (18)	14,994	*
All current directors and executive officers as a group (15 persons) (19)	642,589	2.7%
*	Indicates ownership of less than 1% of common stock.
(1)
Shares beneficially owned includes all outstanding stock options, restricted stock units, and deferred restricted stock units exercisable for or convertible into our common stock either currently or within 60 days after February 28, 2023. Except as otherwise noted, the beneficial owners have sole voting and sole dispositive power with respect to such shares.

(2)	Applicable ownership percentage is based upon 24,797,973 shares of common stock outstanding as of February 28, 2023.
(3)
The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023 reporting beneficial ownership as of December 30, 2022. The Vanguard Group reported that they have sole voting power with respect to no shares, shared voting power with respect to 8,326 shares, shared dispositive power with respect to 33,052 shares, and sole dispositive power with respect to 2,513,272 shares.

2023 Proxy Statement	21

(4)
The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2023 reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. reported that they have sole voting power with respect to 2,070,292 shares, and sole dispositive power with respect to all of the shares reported.

(5)
The information is based on a Schedule 13G filed by T. Rowe Price Investment Management, Inc. with the SEC on February 14, 2022 reporting beneficial ownership as of December 31, 2022. T. Rowe Price Investment Management, Inc. reported that they have sole voting power with respect to 529,091 shares, sole dispositive power with respect to 1,494,101 shares and no shared voting or shared dispositive power.

(6)	Includes (i) 2,998 stock options currently exercisable or that become exercisable within 60 days, and (ii) 567 restricted stock units that vest within 60 days.
(7)
Includes (i) 2,998 stock options currently exercisable or that become exercisable within 60 days, (ii) 567 restricted stock units that vest within 60 days, and (iii) 7,308 deferred restricted stock units granted pursuant to the directors deferred compensation plan that are deferred until 10 days after termination of service from the Board, including by resignation or retirement.

(8)	Includes (i) 3,798 stock options currently exercisable or that become exercisable within 60 days, and (ii) 567 restricted stock units that vest within 60 days.
(9)
Includes (i) 2,087 stock options currently exercisable or that become exercisable within 60 days, and (ii) 1,701 deferred restricted stock units granted pursuant to the directors deferred compensation plan that are deferred until 10 days after termination of service from the Board, including by resignation or retirement.

(10)
Includes (i) 4,743 stock options currently exercisable or that become exercisable within 60 days, (ii) 567 restricted stock units that vest within 60 days, and (iii) 774 deferred restricted stock units granted pursuant to the directors deferred compensation plan that are deferred until 10 days after termination of service from the Board, including by resignation or retirement.

(11)	Includes (i) 113,620 stock options currently exercisable or that become exercisable within 60 days, and (ii) 9,048 restricted stock units that vest within 60 days.
(12)	Includes (i) 3,798 stock options currently exercisable or that become exercisable within 60 days, and (ii) 567 restricted stock units that vest within 60 days.
(13)
Includes (i) 4,743 stock options currently exercisable or that become exercisable within 60 days, (ii) 567 restricted stock units that vest within 60 days, (iii) 5,000 shares held indirectly by trust, and (iv) 1,784 deferred restricted stock units granted pursuant to the directors deferred compensation plan that are deferred until 10 days after termination of service from the Board, including by resignation or retirement.

(14)
Includes (i) 2,998 stock options currently exercisable or that become exercisable within 60 days, and (ii) 567 restricted stock units that vest within 60 days. Excludes 16,727 shares held in a trust account pursuant to which he has no voting or dispositive power.

(15)	Includes (i) 44,148 stock options currently exercisable or that become exercisable within 60 days, and (ii) 3,371 restricted stock units that vest within 60 days.
(16)	Includes (i) 36,896 stock options currently exercisable or that become exercisable within 60 days, and (ii) 3,702 restricted stock units that vest within 60 days.
(17)	Includes (i) 2,031 stock options currently exercisable or that become exercisable within 60 days, and (ii) 411 restricted stock units that vest within 60 days.
(18)	Includes (i) 8,937 stock options currently exercisable or that become exercisable within 60 days, and (ii) 6,049 restricted stock units that vest within 60 days.
(19)
Our executive officers as of February 28, 2023 consisted of our named executive officers, Mr. Alexander Conrad, and Mr. Matthew J. Cole. The number of shares of common stock beneficially owned by our current directors and executive officers as a group includes (i) 24,436 stock options currently exercisable or that become exercisable within 60 days, and (ii) 2,326 restricted stock units that vest within 60 days, held by Messrs. Conrad and Cole.

2023 Proxy Statement	22

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on our review of the copies of these reports and on information provided by our executive officers and directors, we believe that during the fiscal year ended December 31, 2022 our directors and executive officers complied with all Section 16(a) filing requirements.
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PROPOSAL NO. 2 - ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Act and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our NEOs as disclosed in the following Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative as presented in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to provide their input on our executive pay program and policies. We currently elect to provide our stockholders the opportunity to provide an advisory, non-binding vote on the compensation of our NEOs on an annual basis. Accordingly, it is expected that the next say-on-pay vote will occur at the 2024 annual meeting of stockholders.
As an advisory vote, this proposal is not binding on Littelfuse, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
Executive Compensation Vote
We believe that our executive compensation program effectively aligns the interests of stockholders and executives, incentivizes the accomplishment of company goals, and attracts and retains talented executives. The key components of our compensation program are as follows:
⯀	Alignment of executive and stockholder interests through short and long-term incentives linked to operating performance;
⯀	Short-term cash compensation based upon individual contribution and performance;
⯀	Compensation structured to attract and retain the most talented industry leaders; and
⯀	Compensation program based, in part, on the practices of peers in our industry and other comparable companies.
At our 2022 annual meeting of stockholders, approximately 93% of the shares voted were cast in support of our executive compensation program. The Board and Compensation Committee value the opinions of our stockholders and took this high level of approval into account when developing the compensation for our NEOs. There were no significant changes to our executive compensation program for 2022 in light of the results of the say-on-pay votes at the 2022 annual meeting of stockholders.
This vote is not intended to address any specific item of compensation; rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board urges you to approve the compensation of our NEOs by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this Proxy Statement.”
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NEOS
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PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In connection with the requirements of the Dodd-Frank Act and the related rules promulgated by the SEC, we are asking you to provide an advisory, non-binding vote on how frequently you wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years. This proposal, often called a “Say-When-on-Pay” proposal, allows stockholders to provide advisory input on the frequency with which they would prefer an advisory vote on executive compensation be included as a proposal in our Proxy Statement.
Frequency of Advisory Vote on Executive Compensation
After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time, and therefore the Board recommends that you vote for a one-year interval for the advisory vote. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with current direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement, consistent with our policy of seeking input from and engaging in discussions with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. The Board also considered the stockholders’ advisory vote on the Say-When-on-Pay proposal presented at the Company’s annual meeting in 2017, when a plurality of votes cast were cast in favor of one-year intervals.
Although the Board of Directors recommends that stockholders vote for a Say-on-Pay proposal every year, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstain from voting, when you indicate your preference in response to the following resolution:
“RESOLVED, that the stockholders determine on an advisory basis that the frequency with which the stockholders shall have an advisory vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in the Proxy Statement, shall be (A) every year, (B) every two years or (C) every three years.”
Vote Required
While we believe that a vote once every year is the best choice for us, you are not voting to approve or disapprove our recommendation, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this item. The option of one year, two years or three years that receives a plurality of votes cast by our stockholders will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders. However, because this vote is advisory and will not be binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY YEAR FOR FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
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COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis, or CD&A, describes our 2022 executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on page 38, which provide detailed historical compensation information for our following NEOs.
Name	Title	Notes
David W. Heinzmann	President and Chief Executive Officer	Appointed to current role in January 2017.
Meenal A. Sethna	Executive Vice President, Chief Financial Officer	Appointed to current role in March 2016.
Ryan K. Stafford	Executive Vice President, Mergers & Acquisitions, Chief Legal Officer and Corporate Secretary	Appointed to current role in June 2021. Previously also served as CHRO.
Maggie Chu	Senior Vice President and Chief Human Resources Officer	Joined the Company in June 2021, and was appointed an Executive Officer in July 2021.
Deepak Nayar	Senior Vice President and General Manager, Electronics Business	Appointed to current role in May 2020.
Executive Summary
As described below, our executive compensation programs are designed to pay for performance and align the interests of our executives with those of our stockholders. In fiscal year 2022, our annual incentive awards for our NEOs were based on the Company’s achievement of financial objectives related to its base business operations including sales growth, earnings per share growth and cash generation, and the NEOs’ individual performances. In addition, a significant portion of our executive compensation program consists of long-term compensation subject to long-term vesting requirements.
The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe that our compensation programs align the compensation of our executives with the interests of our stockholders while managing compensation risk, including through stock ownership guidelines, an independent Compensation Committee and the use of an independent compensation consultant.
The compensation of our NEOs during fiscal year 2022 directly ties to the Company’s overall business performance. During 2022, we achieved record level sales, earnings and cash generation. We grew sales by 21%, diluted earnings per share by 31%, and cash flow from operations by 12%. We achieved these record results while advancing our strategic initiatives and continuing to execute our capital deployment strategy. We expanded our product portfolios by acquiring both C&K Switches and Embed Ltd. We also increased our quarterly cash dividend by 13% to $0.60 per share in 2022.
Total Rewards Philosophy
The Compensation Committee is responsible for overseeing the formulation and application of the Company’s Total Rewards Philosophy relating to the compensation and benefit programs for executive officers. Pay for performance is an essential element of our Total Rewards Philosophy, which is designed to drive performance in the form of global business growth by financially incentivizing our executive officers to create stockholder value.
The Compensation Committee has worked with our management and the independent compensation consultant to design compensation programs with the following primary objectives:
⯀	Attract, retain and motivate highly qualified executives;
⯀	Reward executives based upon our financial performance at levels competitive with peer companies; and
⯀	Align a significant portion of the executive compensation with driving our performance and stockholder value in the form of performance-based executive incentive awards and long-term awards.
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The guiding principles of our Total Rewards Philosophy are as follows:
Performance. We believe that the best way to accomplish alignment of compensation with the interests of our stockholders is to link a significant portion of total compensation directly to meeting or exceeding Company, business unit and individual performance goals. When performance exceeds expectations, total pay levels are expected to be higher. When performance falls below expectations, total pay levels are expected to be lower.
Competitiveness. Our compensation and benefit programs are designed to be competitive with the compensation provided by companies with whom we compete for talent. While we generally target the 50th percentile of the total compensation of competitor companies, in some instances, we provide compensation above or below the 50th percentile to account for other factors such as an executive’s operating responsibilities, management level, tenure and performance in the position. To help us analyze the competitiveness of our compensation programs, we developed, with guidance from our independent compensation consultant, a compensation peer group that was used to set compensation for the 2022 fiscal year, as discussed below.
Cost. Our compensation and benefit programs are designed to be cost effective, which we believe to be in the best interests of our stakeholders.
Best Practices in Compensation Governance
Highlighted below are the key features of our executive compensation program, including the pay practices that we have implemented to drive sustainable results, encourage executive retention and align executive and stockholder interests. We also identify certain pay practices that we have not implemented because we believe they do not serve our risk management goals or stockholders’ long-term interests.
✔ What We Do
⯀ Pay for performance and allocate individual awards based on actual results
⯀ Provide an appropriate mix of short-term and long-term compensation
⯀ Require stock ownership and retention of a significant portion of equity-based awards
⯀ Prohibit pledging and speculative trading of company securities
⯀ Engage independent compensation consultant
⯀ Annually assess and mitigate compensation risk
⯀ Limit the annual incentive cash payout amounts and annual equity grants to any individual   executive officer in a given year

✘ What We Don’t Do
⯀ No multi-year guaranteed incentive awards for executive officers
⯀ No excise tax gross ups upon change in control payments and benefits
⯀ No discounts, reloading or re-pricing stock options
⯀ No incentives that encourage excessively risky behavior
⯀ No dividend equivalents are paid on unearned restricted stock units
⯀ No excessive perquisites

Allocation between Short-Term and Long-Term Compensation
The allocation between short-term and long-term compensation is based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive values, as opposed to a targeted allocation between short-term and long-term pay. We also consider certain internal factors that may cause us to target a particular element of a NEO’s compensation differently. These internal factors may include the NEO’s operating responsibilities, management level and tenure and performance in the position. We consider the total compensation to be delivered to individual NEOs, and as such, exercise discretion in determining the portion allocated to annual and long-term incentive opportunity. We believe that this “total compensation” approach provides the ability to align pay decisions with the short-term and long-term needs of the business and the interests of our stockholders. It also allows for the flexibility needed to recognize differences in performance of each NEO by providing differentiated pay.
Benchmarking
Competitive compensation levels for our executive officers are in part established through the review of competitive market compensation data provided by the Compensation Committee’s independent compensation consultant. This review includes base salary, annual incentive opportunities and long-term incentive opportunities for
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comparable companies. In 2021, we selected an industry compensation peer group as a source to evaluate compensation levels for the 2022 fiscal year. The compensation peer group originally consisted of 19 publicly traded companies of reasonably similar size to us in the electronic equipment, the electronic components and equipment industry and the semiconductor/semiconductor equipment and manufacturing industry, representing different segments of our business. The compensation peer group now consists of 18 companies as CMC Materials Inc was removed from the peer group, as it was acquired. The current compensation peer group is set forth below:
Ametek, Inc. (AME)	Methode Electronics, Inc. (MEI)
Belden, Inc. (BDC)	ON Semiconductor Corporation (ON)
Cirrus Logic, Inc. (CRUS)	OSI Systems, Inc. (OSIS)
Coherent Corp (f/k/a II-VI, Inc.) (IIVI)	Qorvo, Inc. (QRVO)
Diodes Incorporated (DIOD)	Rogers Corp (ROG)
Gentex Corporation (GNTX)	Sensata Technologies Holding PLC (ST)
Gentherm, Incorporated (THRM)	Synaptics Inc (SYNA)
Hubbell Incorporated (HUBA, HUBB)	TTM Technologies, Inc. (TTMI)
Knowles Corp (KN)	Visteon (VC)
The raw data derived from each company in the compensation peer group was size-adjusted to approximate our revenues for the corresponding fiscal year. The total compensation for our NEOs is generally targeted at the 50th percentile of the competitive market data. In 2022, the Compensation Committee awarded total target compensation to Messrs. Heinzmann, Stafford, and Nayar and Mses. Sethna and Chu that was +6%, +10%, +10%, +8%, and -3%, respectively, in relation to the median of our peer group. In setting the compensation of our NEOs in 2022, the Compensation Committee considered the individual scope of responsibility of each NEO, each NEO’s historical compensation levels, the NEO’s years of experience, the NEO’s past, and expected future contributions to our success, market practice, internal equity considerations and individual performance. Additional information regarding the components of total compensation for our NEOs is discussed below under “Components of Total Compensation.”
Annual Compensation Process
The Compensation Committee reviews industry data and performance results presented by its independent compensation consultant in determining the appropriate aggregate and individual compensation levels for the year. In conducting its review, the Compensation Committee considers quantitative performance results, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs.
The Compensation Committee reviews base salaries annually and changes them when it determines appropriate. The approval of incentive awards for NEOs under the Littelfuse, Inc. Annual Incentive Plan (the “Annual Incentive Plan”) for the preceding year and the terms of the incentive awards for NEOs for the current year are approved by the Compensation Committee at its January or February meeting. Long-term equity compensation is granted by the Compensation Committee and the full Board at the April meeting, held in connection with the annual meeting of stockholders. The Compensation Committee oversees the administration of the Company’s equity-based programs and makes recommendations to the Board for its consideration and approval of equity awards to be made to the CEO and other executive officers. The Compensation Committee has delegated authority to the CEO to grant equity awards to other non-executive officer employees. Ratification of grants for any non-executive officers who are newly-hired or promoted during the course of the year generally occurs at the Compensation Committee meeting immediately following the hiring or promotion, as applicable.
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Role of the Board, Compensation Committee, Management and Consultants
The Compensation Committee establishes, reviews and recommends all elements of the executive compensation program to the members of the Board for approval. The Compensation Committee works with an independent compensation consultant, Compensation Strategies, Inc., for advice and perspective regarding market trends that may affect decisions about our executive compensation program and practices. Our independent compensation consultant also advises the Compensation Committee on non-employee director compensation matters. Additional responsibilities of the Board, the Compensation Committee, management and the independent compensation consultant include:
Board of Directors and Compensation Committee
⯀
The Compensation Committee reviews and recommends the CEO’s business goals and objectives relevant to executive compensation to the members of the Board, other than the CEO, for approval, evaluates the performance of the CEO in light of those goals and objectives and recommends the CEO’s compensation level to such members of the Board based on this evaluation. The Compensation Committee reviews and recommends the CEO’s annual and long-term incentive target opportunities and payouts for approval by the members of the Board, other than the CEO.

⯀
For NEOs other than the CEO, the Compensation Committee reviews and makes recommendations based on a review of compensation survey data and publicly-disclosed compensation information for our peer group, individual performance, internal pay equity and other relevant factors for approval by the full Board for all NEO compensation arrangements including base salary determination and annual and long-term incentive target opportunities and payouts.

Management and Consultants
⯀
Compensation program design:  Management makes recommendations in consultation with the independent compensation consultant on compensation program design and pay levels and implements the compensation programs approved by the Board.

⯀
Develop performance measures:  Management identifies appropriate performance measures, recommends performance targets that are used to determine annual awards, and develops individual performance objectives for each NEO.

⯀
Compile competitive market data:  Management works with the independent compensation consultant in compiling compensation information and preparing the data for presentation to the Compensation Committee.

⯀
Develop compensation recommendations:  Based on the compensation survey data and publicly-disclosed compensation information, our CEO and our Chief Human Resources Officer (“CHRO”) prepare recommendations for the NEOs (other than for the CEO) and present these recommendations to the Compensation Committee. The Compensation Committee reviews these recommendations along with the competitive market data and other information and advice of the independent compensation consultant, and makes a recommendation to the full Board for approval. Our CEO also assists the Compensation Committee by providing input with regards to the fulfillment of the individual performance objectives of the other NEOs. Compensation recommendations for the CEO are made by the Compensation Committee based on the compensation survey data and are presented for approval to the directors other than the CEO. Our Executive Vice President and Chief Financial Officer also assists in the preparation of performance targets and objectives based on our short-term and long-term growth plans and provides financial information used by the Compensation Committee to make decisions with respect to incentive goals based on achievement of financial targets and related payouts.

Compensation Risk
At the direction of the Compensation Committee, management conducts a comprehensive risk assessment of our compensation policies and practices and presents its findings to the Compensation Committee. The assessment includes a review of the risk areas within the Company’s compensation programs to ensure that there are no design flaws which motivate inappropriate or excessive risk taking. Management conducted this assessment of all compensation policies and practices for all employees, including the NEOs, and determined that the compensation programs are not reasonably likely to have a material adverse effect on the Company.
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During the review, several risk mitigating factors in our programs were noted, including:
⯀	Our annual incentive program awards are capped to limit compensation in any given year;
⯀
Our equity incentive awards vest over several years, so while the potential compensation payable for equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short-term gain is discouraged because it would not maximize the value of equity incentive awards over the long-term; and

⯀	Our executive officers and directors are subject to a stock ownership policy with minimum stock holding requirements that aligns their interests with the interests of our stockholders.
Impact of Accounting and Tax Issues on Executive Compensation
In general, Section 162(m) of the Internal Revenue Code (“162(m)”) limits to $1 million the amount of annual compensation that we can deduct for federal income tax purposes with respect to each of our covered executive officers, as defined (including but not limited to our CEO, our CFO and our three other most highly compensated officers). While the Committee considers the tax consequences of compensation programs, including the 162(m) limitations, it will weigh those considerations against others in order to structure compensation in a manner that is in the best interest of the Company and its stockholders and to attract and retain senior talent.
The Committee also considers the accounting implications of significant compensation decisions, including decisions that relate to our equity incentive plans. If accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Components of Total Compensation
Our executive compensation program combines both fixed and variable elements of compensation focusing on both annual and long-term incentives. The following charts show target total compensation for fiscal year 2022.

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The compensation of our NEOs consists of five components, each designed to help achieve our compensation objectives and to contribute to a total compensation arrangement that is competitive, appropriately performance-based and valued by our NEOs. The purpose of each component of our NEOs’ compensation, along with the pay mix methodology used to determine target total compensation illustrated in the above charts, are described in the following table.
Compensation Component	Purpose	Pay Mix Methodology
Base Salary	Designed to attract, retain and motivate highly-qualified executives by paying a competitive salary.	Annualized base salary as of 12/31/2022.
Short-Term Incentive – Annual Incentive Plan (cash awards)	Designed to provide a performance-based cash reward to executives and key employees of the Company for contributing to the achievement of our short-term company goals.	Based on an annualized target amount as a percentage of base pay. • Incentives, if earned, are typically paid in Q1 following the performance year.
Long-Term Incentive Plan (stock option and RSU awards)
Designed to emphasize the goals of our equity compensation: (1) align each NEO’s financial interests with driving stockholder value; (2) focus the NEOs’ efforts on long-term financial performance of the Company; and (3) assist in the retention of our NEOs.
• Stock option awards - Generate value only when Company’s stock price appreciates above the stock price on the date of grant, and aligns to interests of shareholders.
• RSU awards - Value of these awards increases if the Company’s stock price increases from stock price on the date of grant, and the value of these awards decreases if the stock price declines from stock price on the date of grant, and aligns to interests of shareholders.
Based on 2022 annual grant value of long-term incentives. • Grants awarded are comprised of 50% stock options and 50% RSUs.
Health and Welfare Programs and Perquisites	Designed to provide competitive levels of health and welfare protection and retirement and savings programs.
Retirement and Post-Employment Arrangements
Information regarding the administration and the determination of amounts of each component is below.
A.	Base Salary
Administration: Our CEO and our CHRO recommend NEO salary levels (other than for the CEO) to the Compensation Committee for approval. The Compensation Committee reviews the NEO salary recommendations and makes its recommendations to the full Board for approval. The Compensation Committee determines and makes CEO salary recommendations to the Board, other than the CEO, for approval.
Determination of amounts: Base salary is generally targeted at the 50th percentile of the compensation peer group, although we also take into account factors such as individual scope of responsibility, years of experience, past
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and future contributions to our success and possible differences in compensation standards in our industry. We strive to be market competitive in an effort to attract, retain and motivate highly-talented executive officers.
Each year the Compensation Committee may recommend to the Board and the Board may approve increases in base salary for NEOs. Annual salary increases are generally effective as of April 1 each year. The base salary amounts for the NEOs, effective as of April 1, 2022, and approved to become effective on April 1, 2023, are as follows:
Name	2022 Annualized Base Salary	2023 Annualized Base Salary
David W. Heinzmann	$961,151	$1,009,869
Meenal A. Sethna	$529,632	$582,595
Ryan K. Stafford	$549,850	$571,844
Maggie Chu	$351,000	$386,100
Deepak Nayar	$481,525	$500,786
B.	Annual Incentive Plan
In January 2014, our Compensation Committee and our Board approved the Annual Incentive Plan and on April 25, 2014, our stockholders approved the Annual Incentive Plan (“AIP”).
Administration: The Compensation Committee establishes, after (1) consulting with our CEO and CHRO, (2) reviewing the compensation peer group information and other information and advice of the independent compensation consultant and (3) discussing the financial goals and targets of the Company for the next fiscal year with our CEO and our CFO, the threshold, target and maximum amounts that may be awarded under the AIP to each NEO for the fiscal year. The annual target amounts are set as percentages of each NEO’s base salary and the maximum amounts for 2022 were set at the percentages set forth below.
Determination of eligible AIP amounts: Our AIP is intended to compensate NEOs for their short-term contributions to the Company’s performance. Annual incentive awards to NEOs are granted based on the NEOs’ and the Company’s performances and are approved by the Compensation Committee and recommended to the full Board for approval. While one factor the Compensation Committee considers regarding the compensation of our NEOs is where that compensation falls in relation to the 50th percentile of the total compensation of our compensation peer group, it does not necessarily match our annual incentive awards against a certain percentile of the compensation peer group and it considers other factors, such as internal equity considerations, executive experience and the years of service of the NEO, in setting the targets as a percent of base salary. It sets the threshold, target and maximum amounts for the AIP so that, if earned, we pay sufficient total annual compensation to remain competitive. The maximum incentive amount that may be paid to an employee for a performance period is subject to a cap under the AIP, which is currently $2,500,000.
The following table summarizes the AIP opportunity percentages for the NEOs for 2022:
	2022 AIP Target Opportunity (as a % of 2022 Base Salary)
Name	Threshold	Target	Maximum (1)
David W. Heinzmann	57.5%	115%	253%
Meenal A. Sethna	40%	80%	176%
Ryan K. Stafford	40%	80%	176%
Maggie Chu	30%	60%	132%
Deepak Nayar	40%	80%	176%
(1)
The performance goals related to business operations have a payout range from 0% - 200% of target. The payout range for the individual performance goal, weighted at 20% for each NEO, was 0% - 300%, subject in each case to the then-applicable cap under the AIP.

Under the 2022 AIP, the Compensation Committee established performance goals each with a maximum annual award percentage that could be paid to each NEO. For 2022, the NEOs were eligible to receive up to a maximum of 200% of their target annual incentive opportunities for each of the performance goals other than for the individual performance goal, which was increased to a 300% maximum payout.
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The Compensation Committee considered the performance of the Company’s base business operations when selecting the below financial performance metrics and relevant weighting. The Compensation Committee believes that these metrics reflect the performance of the Company’s ongoing operations with respect to its existing business.
Name	AIP Corporate Sales	AIP Earnings per Share	AIP Cash Flow from Operations	Applicable Business Unit Metrics	Individual Performance
David W. Heinzmann	30%	25%	25%	0%	20%
Meenal A. Sethna	10%	40%	30%	0%	20%
Ryan K. Stafford	10%	40%	30%	0%	20%
Maggie Chu	10%	40%	30%	0%	20%
Deepak Nayar	0%	10%	10%	60%	20%
In January 2023, the Compensation Committee evaluated the Company’s performance against the AIP performance metrics and determined the following achievement results:
Base Business Operations Performance Metric (1)	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	Percentage Achievement
AIP Corporate Sales ($M)	$2,208	$2,324	$2,556	$2,428	145%
AIP Earnings per Share (“AIP EPS”)	$12.88	$13.56	$14.91	$17.26	200%
AIP Cash flow from Operations ($M)	$371	$390	$429	$420	176%
Applicable Business Unit Metrics	(2)	(2)	(2)	(2)	(3)
(1)	The performance metrics were determined as follows:
•	AIP Corporate Sales – represents our 2022 net sales as reported in our audited financial statements adjusted to exclude the C&K Switches and Embed acquisitions.
•
AIP EPS – represents our 2022 AIP net income, as described below, divided by our diluted weighted-average shares and equivalent shares outstanding. “AIP net income” is calculated as our GAAP net income, as reported in our audited financial statements, excluding the after-tax impact of the following items: acquisition and integration costs; restructuring, impairment and other charges; non-operating foreign exchange gains and losses; the C&K Switches and Embed acquisitions; and certain other significant and unusual items.

•	AIP Cash flow from Operations – represents our 2022 cash flow from operations, as reported in our audited financial statements.
(2)	The business unit target goals for Mr. Nayar were set to be attainable with good performance.
(3)	Based on the actual performance of his business unit, Mr. Nayar’s percentage achievement for the electronics net sales metric was 140% and the electronics operating income metric was 200%.
The Compensation Committee also reviews the individual performance of each NEO. These reviews are qualitative in nature and require subjective determinations by the Compensation Committee. The Compensation Committee receives input from the CEO and CHRO with respect to each NEO’s performance and considers factors generally related to (i) overall Company business performance, (ii) Organization strength and build talent pipeline within the Company, (iii) strengthen results and maturity of our ESG program, (iv) strategic long-term growth including the integration of newly acquired companies, and (v) other matters specific to each NEO’s scope of responsibility. Our 2022 NEO evaluation result reflects recognition of current year actions taken to align the Company’s operations with the macroeconomic environment and the advancement of several long-term strategic initiatives. The Compensation Committee determined the achievement of the individual performance goals for each of the NEOs as follows: Mr. Heinzmann - 160%, Ms. Sethna - 160%, Mr. Stafford - 160%, Ms. Chu - 160%, and Mr. Nayar - 240%.
The Compensation Committee also received recommendations from Mr. Heinzmann related to the 2022 AIP award amounts for the other NEOs. It received input from its independent compensation consultant with respect to
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the appropriate 2022 AIP award amount for Mr. Heinzmann. After consideration of the performance metrics described above and the recommendations from Mr. Heinzmann and input from the independent compensation consultant, the Compensation Committee approved and recommended to the Board, and the Board approved, the following 2022 AIP awards to the NEOs:
	AIP Target		AIP Maximum	2022 AIP Payout (Paid in March 2023)
Name	% of Base Salary (1)	Amount ($)	Amount ($)	% of AIP Target	Amount of AIP Payout ($)
David W. Heinzmann	115%	$1,105,323	$2,431,711	169.5%	$1,873,523
Meenal A. Sethna	80%	$423,706	$932,153	179.3%	$759,704
Ryan K. Stafford	80%	$439,880	$967,736	179.3%	$788,705
Maggie Chu	60%	$210,600	$463,320	179.3%	$377,606
Deepak Nayar	80%	$385,220	$847,484	187.6%	$722,673
(1)	For AIP purposes, incentive opportunities are based on our NEO’s 2022 annualized base salary.
2023 Annual Incentive Plan: At its January 2023 meeting, the Compensation Committee approved the annual incentive plan structure along with performance goal weights and established the NEOs’ target annual incentive plan opportunity percentages for the 2023 AIP. At that time it also established 2023 financial performance goals under the 2023 AIP for Messrs. Heinzmann, Stafford, and Nayar and Mses. Sethna and Chu. Those goals were set in excess of budget but attainable with good performance, and they are based on the same performance metrics and weighting as in 2022. The following table summarizes each NEO’s AIP target opportunity, as a percentage of base salary for the NEOs:
	2023 AIP Opportunity (as a % of 2023 Base Salary)
Name	Threshold	Target	Maximum
David W. Heinzmann	60%	120%	264%
Meenal A. Sethna	40%	80%	176%
Ryan K. Stafford	40%	80%	176%
Maggie Chu	30%	60%	132%
Deepak Nayar	40%	80%	176%
C.	Long-Term Incentive Compensation
Consistent with prior years’ practice, in 2022 the Compensation Committee awarded a combination of two types of equity awards under the Long-Term Incentive Plan to our NEOs: stock option awards and RSUs. The stock options vest one-third annually over a three-year vesting period and have an exercise price equal to the fair market value of our common stock on the date of grant. The RSUs also vest one-third annually over a three-year vesting period.
Administration: The Compensation Committee reviews the compensation peer group information, the advice of the independent compensation consultant and, for NEOs other than the CEO, the recommendation of our CEO and our CHRO with respect to the NEOs’ long-term incentive grants of stock options and RSUs. The Compensation Committee makes recommendations to the Board, other than the CEO, for the grant of stock options and RSUs to the NEOs.
Determination of amounts: We target total equity compensation awards at the 50th percentile of our compensation peer group, although we also take into account other factors, such as years of experience and internal pay equity considerations, when determining total equity compensation. In 2022, based on a valuation performed by the independent compensation consultant, the Compensation Committee determined that 50% of the value of the equity awards would be made in stock options and 50% would be made in RSUs.
2023 Proxy Statement	34

As part of the annual grant of long-term compensation in April, the restricted stock unit awards and stock options granted in 2022 to each NEO are set forth below.
Name	RSU Award	RSU Vesting Schedule (1)	Stock Option Award	Option Vesting Schedule (1)	Option Grant Price
David W. Heinzmann	8,619	3-year vest	28,190	3-year vest	$231.64
Meenal A. Sethna	2,999	3-year vest	9,808	3-year vest	$231.64
Ryan K. Stafford	2,907	3-year vest	9,506	3-year vest	$231.64
Maggie Chu	1,232	3-year vest	4,030	3-year vest	$231.64
Deepak Nayar	2,290	3-year vest	7,490	3-year vest	$231.64
(1)	2022 grant of RSUs and Options vest in annual installments of 33% on each of the first three anniversaries of the grant date.
Stock Ownership Policy
As discussed on page 18, the Company maintains a stock ownership policy applicable to all executive officers and directors that is reviewed annually by the Compensation Committee. The table below describes the ownership requirements for each NEO, and their progress towards the ownership requirements, as of February 28, 2023.
Name	Number of Shares Required (1)	Number of Shares Owned (2)
David W. Heinzmann	15,900	46,457
Meenal A. Sethna	5,300	17,717
Ryan K. Stafford	5,500	24,531
Maggie Chu	2,300	3,588
Deepak Nayar	3,200	8,077
(1)
Pursuant to the stock ownership policy, the Compensation Committee may adjust the share ownership requirements in the event of a significant increase in the price of the Company’s common stock. The current share ownership requirements are based on the 30-business-day average stock price for the period of December 13, 2021, through January 25, 2022, of $301.35 per share and the NEO’s annualized base salaries for 2022. At the time the share ownership requirements are established, the Compensation Committee uses a multiple of the NEO’s base salary to calculate the minimum share requirement, as described on page 18.

(2)	Includes direct and indirect ownership of beneficially owned shares and unvested restricted stock/units.
D.	Health and Welfare Programs and Perquisites
Health and Welfare Programs
Our NEOs participate in the same health and welfare programs designed for all of our full-time U.S. employees. The program includes partial reimbursement of gym membership dues, wellness bonus, group health, dental, disability, business travel accident, life and accidental death and dismemberment (AD&D) coverage. Our NEOs are also provided with an increased amount of life and AD&D insurance in order to provide a targeted level of coverage equal to the lesser of three times annual base salary or $1,000,000. These programs are important components of our total compensation program, and we provide them to remain competitive.
Perquisites
Our NEOs are provided with the opportunity to receive executive physicals and financial planning services on an annual basis. The executive physical program provides approximately $6,000 in services per NEO annually. The financial planning program provides up to $12,000 per year of financial planning services per NEO annually. The Company also pays for limited expenses related to spouse travel on certain business trips. We provide these benefits to help our NEOs efficiently manage their time and financial affairs and to allow them to stay focused on business issues. Amounts and types of perquisites are included in the 2022 All Other Compensation Table on page 39.
2023 Proxy Statement	35

E.	Retirement and Post-Employment Arrangements
Retirement Plans
We provide retirement benefits to our U.S. employees and NEOs through the following plans that are intended to be a component of a competitive compensation package.
Littelfuse, Inc. 401(k) Retirement and Savings Plan
NEOs may elect to participate in the Littelfuse, Inc. 401(k) Retirement and Savings Plan (“401(k) Plan”) on the same basis as all other U.S. employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. The Company amended and restated the 401(k) Plan, effective as of January 1, 2022. The Company provides discretionary Company contributions equal to 2% of a participant’s annual eligible pay. This is in addition to the existing Company matching contributions, which provide a dollar-for-dollar match on participant salary deferrals up to 4% of a participant’s annual eligible pay (subject to IRS compensation limits).
Littelfuse, Inc. Supplemental Retirement and Savings Plan
The Littelfuse, Inc. Supplemental Retirement and Savings Plan (the “Supplemental Plan”) is a non-qualified retirement plan that is intended to provide supplemental retirement income benefits to employees whose benefits under our tax-qualified 401(k) plan are limited by the application of Internal Revenue Code Section 415, which includes our NEOs. Participants can defer a portion of their annual compensation to the Supplemental Plan. The Company provides a matching contribution designed to ensure that participants receive a combined match under the Supplemental Plan and the Company’s 401(k) Plan on the first 4% of their annual compensation.
Post-Employment Arrangements
Change in Control Agreements
Each of the NEOs has entered into a change of control agreement with the Company that provides certain payments and benefits on termination of employment in connection with a change of control of the Company. Additional information including the terms of our NEO’s change of control agreements is included on page 45.
Employment Contracts
We have not entered into an employment agreement with any NEO, other than (i) a Letter Agreement with Mr. Heinzmann, effective January 1, 2017 in connection with his assumption of the President and Chief Executive Officer role, and (ii) an Employment Offer Letter to Ms. Chu, dated April 27, 2021, as accepted by Ms. Chu on April 28, 2021, in connection with the Company’s employment of Ms. Chu as Senior Vice President and Chief Human Resources Officer.
Pursuant to Mr. Heinzmann’s Letter Agreement, Mr. Heinzmann’s base salary was $700,000 for 2017 and his target bonus was set at 90% of base salary. In addition, the Letter Agreement provided for the grant of restricted stock units having a grant date value of $1,050,000, that vest entirely on the third anniversary of the grant. The Company also entered into a new change of control agreement with Mr. Heinzmann, consistent with the terms described on page 45.
Pursuant to the Employment Offer Letter with Ms. Chu, her annualized base salary was set at $325,000 for 2021 and her target bonus was set at 60% of base salary. In addition, the Employment Offer Letter provided for (i) the grant of restricted stock units having an approximate equivalent value of $662,500 based on the closing price of Littelfuse common stock on the date of Ms. Chu’s hire, and (ii) the grant of options having an approximate equivalent value of $162,500, each of which vest in three annual installments beginning one year from the grant date. The Company also entered into a change of control agreement with Ms. Chu, consistent with the terms described on page 45.
2023 Proxy Statement	36

COMPENSATION COMMITTEE REPORT
To the Board of Directors of Littelfuse, Inc.:
We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement.
Based on the review and discussion referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2022.
Compensation Committee:

Tzau-Jin Chung (Chairman)
Kristina A. Cerniglia
Cary T. Fu
William P. Noglows
The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
2023 Proxy Statement	37

COMPENSATION TABLES
The following table sets forth compensation information for our NEOs in fiscal years 2022, 2021, and 2020.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
David W. Heinzmann President and Chief Executive Officer	2022	$953,025	$0	$1,960,305	$1,984,294	$1,873,523	$79,124	$6,850,271
	2021	$921,885	$0	$1,715,931	$1,396,152	$2,056,862	$79,301	$6,170,131
	2020	$845,250	$259,210	$1,543,674	$1,340,271	$0	$76,656	$4,065,061
Meenal A. Sethna Executive Vice President and Chief Financial Officer	2022	$517,595	$625	$682,093	$690,385	$759,704	$50,527	$2,700,929
	2021	$477,978	$200	$618,622	$503,293	$751,115	$51,783	$2,402,991
	2020	$444,087	$93,892	$612,182	$1,075,256	$0	$48,585	$2,274,002
Ryan K. Stafford Executive Vice President, Mergers & Acquisitions, Chief Legal Officer and Corporate Secretary (7)	2022	$545,202	$0	$661,168	$669,127	$788,705	$51,241	$2,715,443
	2021	$527,388	$0	$912,752	$742,604	$816,010	$55,629	$3,054,383
	2020	$489,994	$103,357	$608,588	$528,408	$0	$51,062	$1,781,409
Maggie Chu Senior Vice President and Chief Human Resources Officer (8)	2022	$344,500	$0	$280,206	$283,672	$377,606	$38,415	$1,324,399
	2021	$189,583	$110,000	$676,145	$149,649	$219,511	$27,144	$1,372,032

Deepak Nayar Senior Vice President and General Manager, Electronics Business (9)	2022	$470,582	$366	$520,838	$527,221	$722,673	$30,279	$2,271,959
	2021	$434,562	$1,575	$391,556	$318,587	$612,850	$32,126	$1,791,256
	2020	$402,926	$75,951	$866,261	$452,083	$0	$29,526	$1,826,747
(1)
Base salary includes compensation deferred under the 401(k) Plan and the Supplemental Plan. For fiscal year 2020, the amounts also include a 10% - 25% reduction in base salary from April 1, 2020, through June 30, 2020, in connection with the Company’s cost-cutting measures related to the COVID-19 pandemic.

(2)
For fiscal year 2022, represents discretionary payments made to NEOs. For Ms. Sethna, amounts include discretionary bonus earned in connection with our wellness initiatives in the amount of $625. For Mr. Nayar, amount includes discretionary bonus earned in connection with our patent program in the amount of $366. For fiscal year 2021, represents discretionary bonus earned in connection with the Company’s wellness initiatives in the amount of $200 for Ms. Sethna. For Ms. Chu, bonus amount earned represents a cash sign-on payment included as part of her employment offer letter. For Mr. Nayar, amount includes discretionary bonus earned in connection with our patent program in the amount of $1,575. For fiscal year 2020, represents discretionary bonus payments made to NEOs. For Mr. Stafford and Ms. Sethna, amounts also include discretionary bonuses earned in connection with the Company’s wellness initiatives, in the amounts of $200 and $400, respectively. For Mr. Nayar, amount includes discretionary bonus earned in connection with our patent program in the amount of $1,575.

(3)
Represents the full grant date fair value of RSUs for fiscal years 2022, 2021, and 2020, in accordance with FASB ASC Topic 718, based on assumptions described in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(4)
Represents the full grant date fair value of stock option awards for fiscal years 2022, 2021, and 2020, in accordance with FASB ASC Topic 718, based on assumptions described in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

2023 Proxy Statement	38

(5)	Represents payouts for performance under the Annual Incentive Plan. See pages 32–34 for information on how amounts were determined.
(6)	The amounts shown are detailed in the supplemental “All Other Compensation” table below.
(7)
Mr. Stafford was appointed as Executive Vice President, Mergers & Acquisitions, Chief Legal Officer and Corporate Secretary in June 2021 and previously served as Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary.

(8)	Ms. Chu was hired as Senior Vice President and Chief Human Resources Officer in June 2021.
(9)
Mr. Nayar was appointed as Senior Vice President and General Manager Electronics Business in May 2020 and previously served as Senior Vice President and General Manager, Electronics and Industrial Business Unit.

2022 All Other Compensation Table
The table below provides additional information about the amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above. For additional information regarding perquisites and health and welfare programs, refer to page 35.
Name	401(k) Plan Company Matching Contributions ($)	Supplemental Plan Company Matching Contributions ($)	Miscellaneous ($)	Total All Other Compensation ($)
David W. Heinzmann	$18,300	$38,882	$21,943 (1)	$79,124
Meenal A. Sethna	$18,300	$12,756	$19,471 (2)	$50,527
Ryan K. Stafford	$18,300	$14,412	$18,529 (3)	$51,241
Maggie Chu	$18,300	$2,370	$17,745 (4)	$38,415
Deepak Nayar	$18,300	$9,957	$2,022 (5)	$30,279
(1)	The amount reported for Mr. Heinzmann includes the cost of: an executive physical ($8,743); tax and financial planning ($12,000); and life and AD&D insurance ($1,200).
(2)
The amount reported for Ms. Sethna includes the cost of: partial reimbursement of health club membership dues generally available to U.S. employees ($374); an executive physical ($5,897); life and AD&D insurance ($1,200); and tax and financial planning ($12,000).

(3)	The amount reported for Mr. Stafford includes the cost of: an executive physical ($5,329); life and AD&D insurance ($1,200); and tax and financial planning ($12,000).
(4)	The amount reported for Ms. Chu includes the cost of: an executive physical ($4,857); life and AD&D insurance ($1,200); and tax and financial planning ($11,688).
(5)
The amount reported for Mr. Nayar includes the cost of: life and AD&D insurance ($1,200); tax and financial planning ($625); and a tax gross-up in connection with the discretionary bonus earned from our patent program ($197).

2023 Proxy Statement	39

Grants of Plan-Based Awards in 2022
The following table sets forth plan-based awards granted to our NEOs in 2022.
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold ($)	Target ($)	Maximum ($)
David W. Heinzmann	RSUs	4/28/22	–	–	–	8,619(4)	–	–	$1,960,305
	Options	4/28/22	–	–	–	–	28,190(5)	$231.64	$1,984,294
	Annual Cash (3)	–	$552,662	$1,105,323	$2,431,711	–	–	–	–
Meenal A. Sethna	RSUs	4/28/22	–	–	–	2,999(4)	–	–	$682,093
	Options	4/28/22	–	–	–	–	9,808(5)	$231.64	$690,385
	Annual Cash (3)	–	$211,853	$423,706	$932,153	–	–	–	–
Ryan K. Stafford	RSUs	4/28/22	–	–	–	2,907(4)	–	–	$661,168
	Options	4/28/22	–	–	–	–	9,506(5)	$231.64	$669,127
	Annual Cash (3)	–	$219,940	$439,880	$967,736	–	–	–	–
Maggie Chu	RSUs	4/28/22	–	–	–	1,232(4)	–	–	$280,206
	Options	4/28/22	–	–	–	–	4,030(5)	$231.64	$283,672
	Annual Cash (3)	–	$105,300	$210,600	$463,320	–	–	–	–
Deepak Nayar	RSUs	4/28/22	–	–	–	2,290(4)	–	–	$520,838
	Options	4/28/22	–	–	–	–	7,490(5)	$231.64	$527,221
	Annual Cash (3)	–	$192,610	$385,220	$847,484	–	–	–	–
(1)
The exercise price shown for individual options is the fair market value of the Company’s common stock on the date of grant (determined based on the closing stock price on that date reported by NASDAQ).

(2)
Represents the full grant date fair value of 2022 awards calculated in accordance with FASB ASC Topic 718, based on assumptions described in Note 12 to our audited financial statements included in our 2022 Annual Report on Form 10-K. There can be no assurance that amounts shown under the Grant Date Fair Value of Stock and Option Awards column will ever be realized by the NEOs.

(3)
These amounts represent 2022 annual incentive cash awards granted under the Annual Incentive Plan. The actual 2022 annual incentive cash award achievements were determined by the Compensation Committee and approved by the full Board in January 2022 and are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. Refer to pages 32–34 for additional information concerning these awards.

(4)
Represents the 2022 annual grant of RSUs awarded under the Long-Term Plan that typically vest annually in installments of 33% on each anniversary of the grant date such that the RSUs are fully vested on or after three years from the date of grant. Refer to page 34 for additional information concerning these awards.

(5)
Reflects the 2022 award of stock options under the Long-Term Incentive Plan. The underlying option awards typically vest in installments of 33% on each anniversary of the date of grant, such that options are fully exercisable on or after three years from the date of grant. Refer to page 34 for additional information concerning these awards.

2023 Proxy Statement	40

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
See discussion of information presented in the Summary Compensation Table and Grants of Plan-Based Awards Table in the Compensation Discussion and Analysis starting on page 26.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2022.
		Option Awards				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
		Exercisable	Unexercisable
David W. Heinzmann	4/28/17	24,066	0	$154.15	4/28/24	–	–
	4/27/18	23,061	0	$192.59	4/27/25	–	–
	4/26/19	25,888	0	$199.24	4/26/26	–	–
	4/23/20	28,474	14,237(3)	$132.08	4/23/27	4,009	$882,782
	4/22/21	6,282	12,562(5)	$267.84	4/22/28	4,332	$953,906
	4/28/22	0	28,190(7)	$231.64	4/28/29	8,619	$1,897,904
Meenal A. Sethna	4/28/17	3,478	0	$154.15	4/28/24	–	–
	4/27/18	9,145	0	$192.59	4/27/25	–	–
	4/26/19	10,266	0	$199.24	4/26/26	–	–
	4/23/20	11,292	5,646(3)	$132.08	4/23/27	1,590	$350,118
	7/31/20	0	11,953(4)	$177.65	7/31/27	–	–
	4/22/21	2,265	4,528(5)	$267.84	4/22/28	1,562	$343,952
	4/28/22	0	9,808(7)	$231.64	4/28/29	2,999	$660,380
Ryan K. Stafford	4/26/19	10,206	0	$199.24	4/26/26	–	–
	4/23/20	11,226	5,613(3)	$132.08	4/23/27	1,581	$348,136
	4/22/21	3,341	6,682(5)	$267.84	4/22/28	2,304	$507,341
	4/28/22	0	9,506(7)	$231.64	4/28/29	2,907	$640,121
Maggie Chu	6/1/21	687	1,374(6)	$262.75	6/1/28	1,740	$383,148
	4/28/22	0	4,030(7)	$231.64	4/28/29	1,232	$271,286
Deepak Nayar	4/23/20	0	3,573(3)	$132.08	4/23/27	4,791	$1,054,978
	7/10/20	0	2,717(4)	$166.63	7/10/27	–	–
	4/22/21	1,434	2,866(5)	$267.84	4/22/28	988	$217,558
	4/28/22	0	7,490(7)	$231.64	4/28/29	2,290	$504,258
(1)
The exercise price shown for individual optionees is the fair market value of the Company’s common stock on the date of grant (determined based on the closing stock price on that date reported by NASDAQ).

(2)
Values are based on the closing stock price of $220.20 per share of our common stock on the NASDAQ on December 30, 2022, the last trading day of the 2022 fiscal year. There is no assurance that if or when the RSUs vest they will have this value.

(3)	Options vest annually in installments of 33% beginning April 23, 2021, such that the options are fully exercisable on or after three years from the date of grant.
(4)	Options 100% cliff vest such that the options are fully exercisable on or after three years from the date of grant.
(5)	Options vest annually in installments of 33% beginning April 22, 2022, such that the options are fully exercisable on or after three years from the date of grant.
(6)	Options vest annually in installments of 33% beginning June 1, 2022, such that the options are fully exercisable on or after three years from the date of grant.
(7)	Options vest annually in installments of 33% beginning April 28, 2023, such that the options are fully exercisable on or after three years from the date of grant.
Narrative disclosures of the compensation awarded to our NEOs as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table are included in the Compensation Discussion and Analysis, starting on page 26.
2023 Proxy Statement	41

Option Exercises and Stock Vested in 2022
The following table provides the amounts received upon exercise of options or similar instruments or the vesting of stock or similar instruments during 2022 fiscal year.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
David W. Heinzmann	–	–	8,712(3)	$1,998,833
Meenal A. Sethna	3,400	$318,337	3,377(4)	$774,636
Ryan K. Stafford	–	–	3,733(5)	$857,097
Maggie Chu	–	–	871(6)	$234,804
Deepak Nayar	5,551	$549,564	2,082(7)	$477,861
(1)	Value Realized on Exercise represents the difference between exercise price and market price at the time of exercise, excluding any tax obligation in connection with such exercises.
(2)	Determined based on the closing stock price of the Company common stock on the vesting dates, excluding tax obligations incurred in connection with such vesting.
(3)
Represents 33% installment vesting of RSU award granted on April 26, 2019, April 23, 2020, and April 22, 2021. Number of shares includes 3,859 shares withheld by the Company to pay for minimum withholding tax due upon the vesting of the RSU awards on April 26, 2022, April 23, 2022, and April 22, 2022.

(4)
Represents 33% installment vesting of RSU award granted on April 26, 2019, April 23, 2020, and April 22, 2021. Number of shares includes 1,205 shares withheld by the Company to pay for minimum withholding tax due upon the vesting of the RSU awards on April 26, 2022, April 23, 2022, and April 22, 2022.

(5)
Represents 33% installment vesting of RSU award granted on April 26, 2019, April 23, 2020, and April 22, 2021. Number of shares includes 1,523 shares withheld by the Company to pay for minimum withholding tax due upon the vesting of the RSU awards on April 26, 2022, April 23, 2022, and April 22, 2022.

(6)
Represents 33% installment vesting of RSU award granted on June 1, 2021. Number of shares includes 255 shares withheld by the Company to pay for minimum withholding tax due upon the vesting of the RSU awards on June 1, 2022.

(7)
Represents 33% installment vesting of RSU award granted on April 26, 2019, April 23, 2020, and April 22, 2021. Number of shares includes 776 shares withheld by the Company to pay for minimum withholding tax due upon the vesting of the RSU awards on April 26, 2022, April 23, 2022, and April 22, 2022.

2023 Proxy Statement	42

Nonqualified Deferred Compensation
The following table discloses contributions, earnings and balances under the Supplemental Plan for each NEO for 2022.
Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings (Losses) in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David W. Heinzmann	$902,966	$38,882	($564,511)	$0	$3,126,097
Meenal A. Sethna	$239,538	$12,756	($207,764)	$0	$1,272,734
Ryan K. Stafford	$10,904	$14,412	($123,437)	$0	$554,429
Maggie Chu	$78,352	$2,370	($9,031)	$0	$83,765
Deepak Nayar	$0	$9,957	($30,923)	$0	$162,010
(1)	Reflects amounts that have been reported in the Salary column of the Summary Compensation Table.
(2)
These amounts reflect Company and matching contributions made under the Supplemental Plan. These amounts were reported in the All Other Compensation column of the Summary Compensation Table for 2022. These amounts include contributions that are attributable to the 2022 fiscal year but that were made in 2023 after the end of the 2022 fiscal year.

(3)
These amounts represent interest earnings/losses credited to each NEO’s account in the Supplemental Plan. Interest earnings/losses credited to these accounts are derived from the actual returns on the same investment options that are available under the 401(k) Plan, and the allocation the executives make amongst those qualified plan investment options. Given that these investment options are available to all employees participating in the non-discriminatory, tax-qualified 401(k) Plan, the interest earnings credited to the Supplemental Plan are not considered to be above market and, thus, do not need to be reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table, which column is not included in our Summary Compensation Table.

See discussion of the Supplemental Plan in the section titled “Retirement and Post-Employment Arrangements” starting on page 36.
2023 Proxy Statement	43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Termination of Employment Generally
We have not entered into any employment agreements with our NEOs, other than a Letter Agreement with Mr. Heinzmann and an Employment Offer Letter with Ms. Chu. We have entered into a change in control agreement with each NEO and each NEO is entitled to receive certain payments and benefits upon termination of employment pursuant to (i) the Long-Term Incentive Plan, (ii) Individual Award Agreements, (iii) the Executive Severance Policy, and (iv) Supplemental Plan provisions.
Long-Term Incentive Plan Termination Provisions
The Long-Term Plan governs equity grants made in years 2010 and later, and under the provisions of the Long-Term Plan, all outstanding (unvested) equity grants shall be cancelled and no longer exercisable on the date of employment termination, unless otherwise provided in an individual award agreement or by approval of the Compensation Committee. Key definitions in our Long-Term Plan and the individual award agreements are described below.
Disability
For purposes of the Long-Term Plan, “disability” has the same meaning as in the Award Agreements and the change in control agreements in effect. Disability is defined as the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least three months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months.
Change in Control
“Change in control” under the Long-Term Plan generally means the first to occur of (1) certain acquisitions by any person becoming the owner of more than 50% of the Company, by vote or by value, (2) certain acquisitions (other than as described in (1)) by any person becoming the owner of 30% or more of the total voting power of Company stock within a 12 month period, (3) replacement of a majority of the Board within a 12 month period by directors whose appointment or election is not previously endorsed by the then majority of the Board, or (4) certain acquisitions of 40% or more of the Company’s assets.
Award Agreement Termination Provisions
In April 2020, the Compensation Committee and the full Board approved new form award agreements for restricted stock units and stock options granted to executive-level employees, including all NEOs, and non-employee directors (the “2020 Form Award Agreements”). The 2020 Form Award Agreements were substantially similar to the form of award agreements previously disclosed by the Company with terms as described below.
In April and July 2020, the Compensation Committee and the full Board approved retention restricted stock unit and stock option award grants to executive-level employees, including certain NEOs, and form restricted stock unit and stock option award agreements in connection with such grants (the “2020 Form Retention Award Agreements”). The 2020 Form Retention Award Agreements provide that upon eligible retirement both unvested outstanding stock options and restricted stock units are immediately forfeited. All other provisions remain the same as the 2020 Form Award Agreements, with terms as described below.
Eligible Retirement
Eligible retirement under the individual award agreements entered into prior to 2017 means the date upon which an employee, having attained an age of not less than 62 and completing five years of employment with us, terminates employment with the Company. Eligible retirement under the individual award agreements entered into in 2017 and later provides that the definition of eligible retirement is 55 plus 10 years of service with the Company.
2023 Proxy Statement	44

Stock Options
Stock options granted to the NEOs in or after 2017 under the Long-Term Plan automatically become fully vested upon the recipient’s termination of employment due to death or “disability,” termination without cause within two years following a “change in control,” or termination without cause on or after “eligible retirement.” Upon any such termination of employment, recipient may exercise his or her vested stock options until the earlier of (1) the date on which the stock options would otherwise terminate in accordance with the terms of their grants or (2) the expiration of three months (or 90 days in some cases) after the date of termination or 12 months in the case of death or the 7th anniversary of the grant date in the case of eligible retirement. Under all other termination of employment events, all unvested stock options are forfeited upon termination and the recipient has three months after termination to exercise his or her stock options which were vested immediately prior to termination (unless the recipient is terminated for cause, in which case the options will no longer be exercisable effective immediately upon the recipient’s termination date).
Restricted Stock Units
RSUs granted to the NEOs in or after 2017 under the Long-Term Plan that have not vested are generally forfeited upon the recipient’s termination of employment. However, if a recipient terminates employment due to death or “disability,” then a pro rata portion of his or her unvested RSUs may become vested based on the recipient’s prior service with the Company. Any unvested RSUs will automatically fully vest if an event occurs that constitutes a “change in control” or upon “eligible retirement.” For awards granted prior to 2017, if a recipient terminates employment due to “eligible retirement,” then a pro-rata portion of his or her unvested RSUs will vest.
Change of Control Agreements Termination Provisions
We entered into new Tier I change of control agreements with each of our executive officers, including our NEOs, effective January 1, 2021. These agreements replaced the previous change of control agreements that had expired on December 31, 2020. If a change of control occurs at any time on or before December 31, 2023, the Company has agreed to continue to retain the services of such NEOs and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, the Company will provide them with (i) monthly base salary that is no less than the highest monthly base salary provided to them during the twelve months prior to the change of control, (ii) fringe benefits, reimbursement of business expenses, paid vacation time and office support at levels no less than provided to them during the 120 days prior to the change of control, (iii) annual bonuses that shall be the greater of (a) the average of the NEO’s annual bonus for the three years prior to the change of control and (b) the target bonus amount applicable to the NEO for the fiscal year in which the change of control occurs, and (iv) health and welfare benefits and incentive, paid vacation, savings and retirement opportunities generally no less favorable, in the aggregate, than the plans in effect during the 120 days prior to the change of control or those provided after the change of control to other peer executives of the Company if more favorable.
In the event that the Company terminates the service of the NEOs during the Service Period other than for cause, death or disability, or if any of them terminate their service for good reason, they will be entitled to the following payments and benefits in addition to certain accrued amounts:
(1)
a lump sum payment equal to two times (three times in the case of Mr. Heinzmann) his or her annual base salary and the greater of: (i) the average of the NEO’s annual bonus for the three years prior to termination from service and (ii) the target bonus amount applicable to the NEO for the fiscal year in which the termination occurs;

(2)
a pro-rata amount equal to the greatest of such NEO’s (i) target annual bonus for the fiscal year in which the termination occurs, (ii) annual bonus for the year in which the termination occurs based on performance through the termination date, and (iii) average annual bonus for the last three fiscal years for the three years prior to the termination date;

(3)
during the two years (three years in the case of Mr. Heinzmann) following termination, reimbursement of the premium cost in excess of the normal active employee rate for his or her peer group to continue group medical benefits under COBRA (or reimbursements of excess individual insurance policy costs, if COBRA is not available) plus reimbursement of any post-tax difference;

(4)
for a period of up to two years (three years in the case of Mr. Heinzmann) after termination, or until the NEO accepts employment with any third party if earlier, reasonable outplacement services to the NEO;

2023 Proxy Statement	45

(5)
any option or right granted to the NEO under any of our equity-based plans will be exercisable by the NEO until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of termination, or the expiration of such longer period, if any, in accordance with the terms of the individual award agreement; and

(6)	the payment or provision of other amounts or benefits required to be paid under any of our plans, programs, policies, practices, contracts or agreements.
In addition to the above additional benefits and payments, the NEO will no longer be bound by any non-compete agreements.
For purposes of the change in control agreements, “cause” means (i) the willful and continued failure by the NEO to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that the NEO has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand or (ii) the willful engagement by the NEO in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
“Good reason” means (i) the NEO is not elected to, or is removed from, any elected office that the NEO held immediately prior to a change of control, (ii) the assignment to the NEO of any duties materially inconsistent in any respect with the NEO’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than isolated, insubstantial and inadvertent actions not occurring in bad faith which are remedied, (iii) any failure by the Company to comply with any of the provisions of the change of control agreement other than certain isolated, insubstantial and inadvertent failures not occurring in bad faith which are remedied, (iv) requiring the NEO to travel on business to a substantially greater extent than required immediately prior to the change of control, or (v) any purported termination of the NEO’s service other than as expressly permitted under the agreements, in all cases provided the NEO provides at least 90 days’ notice and allows the Company at least 30 days to cure.
If the NEO’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued amounts due to the NEO for services prior to separation, the Company will pay to the NEO or his or her legal representative (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years prior to the termination date, plus (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. These other benefits include, in the case of death, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives and, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled NEOs and/or their families.
If the NEO is terminated voluntarily without good reason during the Service Period, the Company will pay to the NEO any accrued amounts due to the NEO for services prior to termination, plus (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, and (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. If the NEO is terminated for cause during the Service Period, the Company will pay to the NEO any accrued but unpaid base salary due to the NEO for services prior to termination, plus any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.
Consistent with the Tier I change of control agreements entered into previously, the NEOs agree to confidentiality provisions, provisions for non-disparagement, compensation clawback, return of documents and cooperation in defense of claims made by or against Littelfuse.
Executive Severance Policy
The Company adopted an Executive Severance Policy (the “Severance Policy”) on January 15, 2018.
2023 Proxy Statement	46

The Severance Policy provides severance protections to the senior leadership team holding titles of Senior Vice President or higher and any other key employee specifically designated as a participant by the Board. The severance protections provided by the Severance Policy apply to terminations occurring on or after January 15, 2018, and consist of the following:
⯀	Severance benefits equal to a specified multiple of base salary and target annual bonus (2x for CEO, 1.5x for Executive Vice Presidents, and 1x for Senior Vice Presidents);
⯀	Pro-rated actual annual bonus for the year of termination;
⯀
Payment of premiums for continued group health coverage for a specified period (18 months for CEO and Executive Vice Presidents, and 12 months for Senior Vice Presidents), or, if shorter, the maximum period provided by law; and

⯀	Continuation of perquisites through the end of the year of termination, and outplacement services for up to one year after the date of termination.
Provision of these severance benefits under the Severance Policy is conditioned upon the executive entering into a separation and release agreement with Littelfuse, which will include certain protections for Littelfuse such as a general release of claims, agreements not to disclose confidential information, and, for a specified period after the date of termination, (1) solicit employees or interfere with customer, vendor, and other relationships or (2) engage in competitive activities.
No severance is payable under the Severance Policy if termination of employment is for “cause” (as defined below), due to the executive’s death or disability, or if the executive voluntarily terminates employment for any reason. “Cause” is defined as set forth in the executive’s change of control agreement with Littelfuse as in effect at the time of termination or, in the absence of such an agreement, as determined by the Board, in its sole discretion.
Supplemental Plan Termination Provisions
Supplemental Plan account balances are at all times 100% vested, and each U.S. NEO is entitled to receive his or her Supplemental Plan account balance upon termination of employment, or if elected either (i) age 59½ or (ii) age 65 or the later of five years of service. The benefit is paid in a lump sum or installments over five years, as elected by the NEO. For purposes of the Potential Payments Upon Termination or Change in Control table below we have assumed that the account balances of the NEOs will be paid on termination of employment in a lump sum, although the NEO could have elected a different distribution date and form of payment in accordance with the Supplemental Plan.
Potential Payments upon Termination or Change in Control
Upon the termination of employment of a NEO, they may be entitled to additional benefits or payments beyond those provided under our benefit plans, depending on the event triggering the termination. The events that would trigger a NEO’s entitlement to additional benefits or payments, and the estimated value of these additional benefits or payments, and the timing of such payments are described in the following table. As each NEO is considered a “specified employee” under Section 409A of the Internal Revenue Code of 1986, as amended, upon separation of service the payments described below for the NEO’s Supplemental Plan balance would be subject to a six-month delay.
2023 Proxy Statement	47

The table below has been prepared assuming a termination date and, where applicable, a change of control date, of December 30, 2022, the last business day of our 2022 fiscal year, and a stock price of $220.20 per share, which was the closing price of our common stock on such date.
Name	Voluntary Resignation or Retirement (1)	Resignation for Good Reason or Involuntary Termination other than for Cause within 2 years of a Change of Control (2)	Death (3)	Disability (4)	Termination for Cause (5)	Involuntary Termination other than for Cause, Death, Disability or Change of Control (6)
David W. Heinzmann	$8,115,254	$14,356,036	$6,708,468	$5,708,468	$3,126,097	$14,220,610
Meenal A. Sethna	$1,272,734	$4,996,387	$3,773,429	$2,773,429	$1,272,734	$3,510,906
Ryan K. Stafford	$2,544,645	$5,452,232	$2,592,280	$1,592,280	$554,429	$4,883,826
Maggie Chu	$83,765	$2,348,599	$1,255,301	$255,301	$83,765	$1,065,724
Deepak Nayar	$2,181,649	$4,436,391	$2,694,787	$1,694,787	$162,010	$3,813,006
(1)
This amount represents for Messrs. Heinzmann and Stafford (i) the value of all unvested stock options (actual value to be determined upon exercise), (ii) the value of all unvested RSUs, and (iii) his Supplemental Plan account balance. For Mr. Nayar, the amount represents (i) the value of all unvested stock options excluding the special retention award (actual value to be determined upon exercise), (ii) the value of unvested RSUs (excluding the April 23, 2020 cliff vested RSU award), and (iii) his Supplemental Plan account balance. For Mses. Sethna and Chu, this amount represents the value of each NEO’s Supplemental Plan account balance.

(2)
This amount represents (i) two years of annual base salary (three years for Mr. Heinzmann) payable in a lump sum on the 30th day following separation of service, (ii) two times (three times for Mr. Heinzmann) the greater of the average AIP bonuses for the previous three years and the AIP target bonus for 2022 payable in a lump sum on the 30th day following separation of service, (iii) an amount equal to the greatest of the average AIP bonuses for three years, the AIP target bonus for 2022, and the AIP bonus for 2022 based on performance through separation of service payable in a lump sum on the 30th day following separation of service, (iv) the cost of two years of continued coverage under our group health and dental plans (three years for Mr. Heinzmann), and (v) the cost of outplacement services for two years, assuming the value of this benefit is 15% of the NEO’s annual base salary. In addition, this amount includes the value of all unvested stock options (actual value to be determined upon exercise) and all unvested RSUs which vest upon termination, and the value of the NEO’s Supplemental Plan account balance. If the change of control and severance payments and benefits are above the threshold which triggers an excise tax under Section 280G of the Code, either the severance is reduced to the amount such that the excise tax is avoided or the full severance is paid with the excise tax imposed, whichever is more favorable to the executive on an after-tax basis.

(3)
This amount represents (i) life insurance coverage equal to the lesser of three times the executive’s annual base salary and $1,000,000, (ii) the value of all unvested stock options which vest upon termination (actual value to be determined upon exercise), (iii) the value of a pro-rata portion of all unvested RSUs which vest upon termination, and (iv) the NEO’s Supplemental Plan account balance.

(4)
This amount represents (i) the value of all unvested stock options (actual value to be determined upon exercise), (ii) the value of a pro-rata portion of all unvested RSUs, and (iii) the NEO’s Supplemental Plan account balance.

(5)	This amount represents the value of each NEO’s Supplemental Plan account balance.
(6)
This amount represents (i) severance benefits equal to a multiple of base and target annual bonus (2 times for Mr. Heinzmann, one and a half times for Ms. Sethna and Mr. Stafford, and one time for Ms. Chu and Mr. Nayar), (ii) AIP target bonus for 2022, (iii) the cost of continued coverage under our group health and dental plans (eighteen months for Messrs. Heinzmann and Stafford and Ms. Sethna and twelve months for Ms. Chu and Mr. Nayar), and (iv) the cost of outplacement services for one year, assuming the value of this benefit is 7.5% of the NEO’s annual base salary. In addition, this amount includes for Messrs. Heinzmann and Stafford the value of all unvested stock options (actual value to be determined upon exercise) and all unvested RSUs which vest upon termination, and the value of his Supplemental Plan account balance. For Mr. Nayar, this amount includes

2023 Proxy Statement	48

the value of all unvested stock options, excluding the special retention award (actual value to be determined upon exercise) and all unvested RSUs, excluding the cliff vested award, which vest upon termination, and the value of his Supplemental Plan account balance. For Mses. Sethna and Chu, this amount also includes the value of each NEO’s Supplemental Plan account balance.
COMPENSATION PLAN INFORMATION
We have two equity compensation plans that have been approved by our stockholders: the Littelfuse, Inc. Long-Term Incentive Plan that was approved by our stockholders at the April 2017 annual stockholder meeting and the Deferred Compensation Plan for Non-Employee Directors that was approved by our stockholders at the May 2005 annual stockholder meeting.
Pursuant to our acquisition of IXYS on January 17, 2018, we assumed four equity compensation plans that have not been approved by our stockholders and pursuant to which we may continue to grant equity awards: IXYS Corporation 2009 Equity Incentive Plan, IXYS Corporation 2011 Equity Incentive Plan, IXYS Corporation 2013 Equity Incentive Plan, IXYS Corporation 2016 Equity Incentive Plan (together, the “IXYS Plans”). We also assumed two expired equity compensation plans that have not been approved by our stockholders and pursuant to which we have outstanding equity awards: the Zilog, Inc. 2002 Omnibus Stock Incentive Plan and Zilog, Inc. 2004 Omnibus Stock Incentive Plan (together, the “Zilog Plans”). The IXYS Corporation 2009 Equity Incentive Plan expired in June 2019 and equity awards remain outstanding under it.
Information about our equity compensation plans that were either approved or not approved by our stockholders as of December 31, 2022, is as follows:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	698,848(2)	$145.33	462,409(4)
Equity compensation plans not approved by security holders	95,691(3)	$76.92	171,606(5)
Total(6)	794,539	$137.09	634,015
(1)	The weighted average exercise price does not take into account the shares issuable upon the vesting of outstanding restricted stock units, which have no exercise price.
(2)	Includes 151,458 shares reserved for issuance upon vesting of outstanding restricted stock units and 547,390 outstanding stock options granted under the Littelfuse, Inc. Long-Term Incentive Plan.
(3)
Includes 27,066 shares reserved for issuance upon vesting of outstanding restricted stock units under the IXYS Plans and 68,625 outstanding stock options granted under the IXYS Plans and Zilog Plan. Below is a brief description of the material features of the compensation plans acquired pursuant to the acquisition of IXYS.

(4)
Includes 417,762 shares that remain available for future issuance under the Littelfuse, Inc. Long-Term Incentive Plan and 44,647 shares that remain available for future issuance under the Deferred Compensation Plan for Non-Employee Directors.

(5)
Includes 22,965 shares that remain available for future issuance under the IXYS Corporation 2013 Equity Incentive Plan, and 148,641 shares that remain available for future issuance under the IXYS Corporation 2016 Equity Incentive Plan.

(6)
As of February 28, 2023, approximately 633,889 shares remained available for future issuance under all equity plans including the Long-Term Plan, IXYS Plans and the Deferred Compensation Plan for Non-Employee Directors. 756,839 shares were subject to outstanding awards under the Long-Term Plan and IXYS Plans. The awards outstanding as of such date consisted of 579,774 shares subject to stock options, with a weighted average exercise price of $178.91 and a weighted average remaining term of 4.21 years, and 177,065 shares underlying

2023 Proxy Statement	49

restricted stock units. The estimated total potential dilution from all combined Plans is 8.55%, which is calculated by dividing (i) the sum of number of shares subject to outstanding awards (756,839 as of February 28, 2023), the number of shares remaining available for future awards (633,889 as of February 28, 2023), and the number of new shares being requested in Proposal 4 beginning on page 58, by (ii) the number of issued and outstanding shares of the Company as of the record date (February 28, 2023). Note, included in the 633,889 shares available for future issuance, in addition to shares under the Long-Term Plan, as of February 28, 2023, the Company has an additional 171,046 shares available for issuance under plans assumed as part of the IXYS acquisition in 2018.
IXYS Plans
In connection with the acquisition of IXYS, we assumed the IXYS Corporation 2009 Equity Incentive Plan, IXYS Corporation 2011 Equity Incentive Plan, IXYS Corporation 2013 Equity Incentive Plan, IXYS Corporation 2016 Equity Incentive Plan and outstanding unvested stock options originally granted by IXYS Corporation under the IXYS Plans that were held by continuing employees. At the time of the acquisition of IXYS Corporation, these awards were converted to Littelfuse stock options, with adjustments made to the exercise price of the stock options and the number of shares subject to stock options as agreed upon in the Acquisition Agreement. These unvested options vest in accordance with their original terms, generally vesting in equal annual installments over a four-year period from the original grant date. The options, once granted, generally expire ten years from the date of grant. Under the IXYS Plans, we may grant to former employees of IXYS Corporation or its subsidiaries restricted stock awards, RSUs, stock options and stock appreciation rights with an exercise price that is no less than the fair market value on the date of grant. Equity awards granted under the IXYS Plans following the acquisition have been on similar terms and consistent with grants made pursuant to the Littelfuse, Inc Long-Term Incentive Plan. The IXYS Corporation 2009 and 2011 Equity Incentive Plans expired in June 2019 and June 2021 respectively, with no additional grants made after the expiration date. As of December 31, 2022, 171,606 shares remained available for issuance under the IXYS Plans.
Zilog Plans
In connection with the acquisition of IXYS Corporation, we assumed the Zilog, Inc. 2004 Omnibus Stock Incentive Plan and outstanding stock options originally granted by IXYS Corporation under the Zilog Plan that were held by continuing employees of Zilog. At the time of the acquisition of IXYS Corporation, these awards were converted to Littelfuse stock options, with adjustments made to the exercise price of the stock options and the number of shares subject to stock options as agreed upon in the Acquisition Agreement. These options vested in accordance with their original terms, generally in equal annual installments over a four-year period from the original grant date. The options generally expire ten years from the date of grant. The Zilog 2004 Omnibus Stock Incentive Plan expired in February 2014 and no additional grants have been made thereunder. Therefore, as of December 31, 2022, no shares remain available for issuance of new awards under the Zilog Plan and 12,086 stock options remain outstanding.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information for the fiscal year 2022:
⯀	the median of the annual total compensation of all employees of our company (other than Mr. Heinzmann, our Chief Executive Officer), was $16,604;
⯀	the annual total compensation of Mr. Heinzmann, our Chief Executive Officer, was $6,850,271; and
⯀
the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees, which represents a reasonable estimate calculated in accordance with SEC regulations and guidance, is 413 to 1.

Our median employee for the fiscal year 2022 is not the same employee that was used in the 2021 CEO Pay Ratio calculation. As a result of the additional employees acquired in connection with the Company’s acquisitions during 2022, there were significant changes to our employee population.
2023 Proxy Statement	50

Methodology
⯀
As of December 31, 2022, we had 18,309 employees of Littelfuse, Inc. and its consolidated subsidiaries, with 49% of these employees located in the Americas (including U.S., Canada, Mexico and Brazil), 12% located in Europe (primarily in Lithuania, Italy, United Kingdom and Germany), and 39% located in various countries in Asia-Pacific (primarily in China and the Philippines).

⯀
After taking into consideration the adjustments permitted by SEC rules, we have excluded 1,645 employees of C&K Switches, which we acquired during fiscal 2022. As a result, our employee population for purposes of identifying our median employee consisted of 16,664 individuals. The majority of these employees are full-time (or full-time equivalent) employees, with less than 1% who are employed on a part-time basis.

⯀
To find the median of the annual total compensation of all our employees (other than our Chief Executive Officer) as of December 31, 2022, we used the annual base pay, including salary or hourly wages, from our global payroll records. We annualized the compensation of all permanent employees who were hired in fiscal 2022 and remained employed at the end of fiscal 2022, although they did not work for the Company or its consolidated subsidiaries for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.

⯀
Our median employee is a full-time, salaried employee located in Asia-Pacific, with a base salary of $5,652. Once the median employee was identified, we collected, from local HR, all other compensation elements, including overtime pay, position and shift allowances, productivity and spot bonus awards, life insurance premiums and housing benefits to calculate the median employee’s total annual compensation in the amount of $16,604.

⯀	All compensation components for non-U.S. employees were converted into U.S. dollars using fiscal year 2022 annually set internal exchange rates.
⯀
With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement on page 38 and incorporated by reference under Item 11 of Part III of our Annual Report.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to use estimates, assumptions, adjustments and statistical sampling. Accordingly, our pay ratio is an estimate calculated in accordance with Item 402(u) and may not be comparable to the pay ratios reported by other companies.
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PAY VERSUS PERFORMANCE
The following table presents specified executive compensation and financial performance measures for the Company’s three most recently completed fiscal years.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non- PEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (4)	Adjusted Earnings Per Share (5)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
2022	$6,850,271	$1,148,117	$2,253,183	$311,368	$118.21	$124.87	$373.3	$17.26
2021	$6,170,131	$10,569,353	$2,155,166	$3,602,524	$167.40	$151.36	$283.8	$12.88
2020	$4,065,061	$9,624,985	$1,722,056	$3,711,472	$134.50	$120.75	$130.0	$6.23
(1)	The table below outlines the amounts included as additions and deductions in the calculation of Compensation Actually Paid (CAP) for our Principal Executive Officer (PEO), David W. Heinzmann.
Year	Reported Summary Compensation Table total for PEO	Reported Value of Equity Awards		Equity Award Adjustments (a)		Compensation Actually Paid to PEO
	($)	($) Stock Awards (b)	($) Option Awards (c)	($) Stock Awards (d)	($) Option Awards (e)	($)
2022	$6,850,271	$1,960,305	$1,984,294	$361,791	($2,119,346)	$1,148,117
2021	$6,170,131	$1,715,931	$1,396,152	$2,936,037	$4,575,268	$10,569,353
2020	$4,065,061	$1,543,674	$1,340,271	$3,083,060	$5,360,809	$9,624,985
(a)
The methodology for estimating the fair value of restricted stock unit awards is consistent with the methodology as described in Note 12 “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our 2020-2022 Annual Reports on Form 10-K. The methodology for estimating the fair value of stock option awards at each applicable measurement date is consistent with the Black Scholes methodology as described in Note 12 “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our 2020-2022 Annual Reports on Form 10-K, with the exception of the expected life assumption. The expected life assumption used in estimating the stock option valuations noted above ranges from 0.85 to 4.02 years.

(b)
The reported value of equity awards represents the grant date fair value of restricted stock unit awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(c)	The reported value of option awards represents the grant date fair value of stock option awards as reported in the “Option Awards” column of the Summary Compensation Table for each applicable year.
(d)	The equity award adjustments incorporate the following additions (or subtractions, as applicable):
(i)
the respective year-end estimated fair value of any equity awards granted in the applicable year that are both outstanding and unvested as of each year; 2022: $1,870,840; 2021: $2,027,364; 2020: $2,996,776

(ii)
the amount of change in estimated fair value as of the end of each applicable year as compared to the prior fiscal year for all awards granted in prior years that remain outstanding and unvested as of each year; 2022: ($780,780); 2021: $673,996; 2020: $443,446

(iii)
for all awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date compared to the estimated fair value from the prior fiscal year; 2022: ($728,269); 2021: $234,677; 2020: ($357,162)

(e)	The option award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
(i)
the respective year-end estimated fair value of any equity awards granted in the applicable year that are both outstanding and unvested as of each year; 2022: $1,816,846; 2021: $1,856,699; 2020: $5,129,591

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(ii)
the amount of change in estimated fair value as of the end of each applicable year as compared to the prior fiscal year for all awards granted in prior years that remain outstanding and unvested as of each year; 2022: ($1,904,221); 2021: $2,124,028; 2020: $847,250

(iii)
for all awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date compared to the estimated fair value from the prior fiscal year; 2022: ($2,031,971); 2021: $594,541; 2020: ($616,032)

(2)	The table below outlines the amounts included as additions and deductions in the calculation of compensation actually paid (CAP) for Non-PEO NEOs.
Year	Reported Summary Compensation Table Total for Non-PEO	Reported Value of Equity Awards		Equity Award Adjustments (a)		Compensation Actually Paid to Non-PEO NEOs
	($)	($) Stock Awards (b)	($) Option Awards (c)	($) Stock Awards (d)	($) Option Awards (e)	($)
2022 (f)	$2,253,183	$536,076	$542,601	($29,073)	($834,065)	$311,368
2021 (g)	$2,155,166	$649,769	$428,533	$1,067,878	$1,457,782	$3,602,524
2020 (h)	$1,722,056	$564,463	$620,423	$1,119,992	$2,054,310	$3,711,472
(a)
The methodology for estimating the fair value of restricted stock unit awards is consistent with the methodology as described in Note 12 “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our 2020-2022 Annual Reports on Form 10-K. The methodology for estimating the fair value of stock option awards at each applicable measurement date is consistent with the Black Scholes methodology as described in Note 12 “Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our 2020-2022 Annual Reports on Form 10-K, with the exception of the expected life assumption. The expected life assumption used in estimating the stock option valuations noted above ranges from 0.85 to 4.02 years.

(b)
The reported value of equity awards represents the grant date fair value of restricted stock unit awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(c)	The reported value of option awards represents the grant date fair value of stock option awards as reported in the “Option Awards” column of the Summary Compensation Table for each applicable year.
(d)	The equity award adjustments for stock in each applicable year include the addition (or subtraction, as applicable) of the following:
(i)	the respective year-end estimated fair value of any equity awards granted in the applicable year that are both outstanding and unvested as of each year; 2022: $511,609; 2021: $771,458; 2020: $863,429
(ii)
the amount of change in estimated fair value as of the end of each applicable year as compared to the prior fiscal year for all awards granted in prior years that remain outstanding and unvested as of each year; 2022: ($339,626); 2021: $235,855; 2020: $360,228

(iii)
for all awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date compared to the estimated fair value from the prior fiscal year; 2022: ($201,056); 2021: $60,565; 2020: ($103,665)

(e)	The option award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
(i)	the respective year-end estimated fair value of any equity awards granted in the applicable year that are outstanding and unvested as of each year; 2022: $496,813; 2021: $572,479; 2020: $1,477,981
(ii)
the amount of change in estimated fair value as of the end of each applicable year as compared to the prior fiscal year for all awards granted in prior years that remain outstanding and unvested as of each year; 2022: ($795,064); 2021: $731,620; 2020: $760,646

(iii)
for all awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date compared to the estimated fair value from the prior fiscal year; 2022: ($535,814); 2021: $153,683; 2020: ($184,317)

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(f)	For fiscal year 2022, the following NEOs are included in the calculation: Meenal A. Sethna, Ryan K. Stafford, Maggie Chu, and Deepak Nayar
(g)	For fiscal year 2021, the following NEOs are included in the calculation: Meenal A. Sethna, Ryan K. Stafford, Maggie Chu, and Deepak Nayar
(h)	For fiscal year 2020, the following NEOs are included in the calculation: Meenal A. Sethna, Ryan K. Stafford, Matthew J. Cole, and Deepak Nayar
(3)	Peer Group used for Total Shareholder Return (TSR) is the same peer group as disclosed in Item 5 in our 2022 Annual Report on Form 10-K.
(4)	Net Income is shown in millions, as reported in our 2022 Annual Report on Form 10-K.
(5)	Company Selected Measure used is Adjusted Earnings Per Share. Adjusted Earnings Per Share (AIP EPS) is calculated as described for “AIP EPS” in footnote 1 on page 33.
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The following graphs illustrates the relationship of Compensation Actually Paid (CAP) for our PEO and the average CAP for our Non-PEO NEOs in relationship to our Total Shareholder Return, Net Income and Adjusted EPS (the Company Selected Measure (CSM)). Additionally, the graphs also describe the relationship between our own TSR versus our peer group TSR. Compensation actually paid is influenced by numerous factors, including, but not limited to, share price volatility, new grant issuance and timing of vesting, as well as other factors.

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The most important Financial Performance measures used by the Company to link Compensation Actually Paid to Company Performance for the most recently completed fiscal year for PEO and Non-PEO NEOs are as follows:
(i)	Adjusted Earnings Per Share
(ii)	Corporate Sales
(iii)	Cash from Operations
2023 Proxy Statement	56

PROPOSAL NO. 4 – FIRST AMENDMENT TO THE AMENDED AND RESTATED
LITTELFUSE, INC. LONG TERM INCENTIVE PLAN
Introduction
Our Long-Term Plan was originally adopted by the Board of Directors on February 4, 2010 and approved by the Company’s stockholders on April 30, 2010; it was subsequently amended and restated on April 28, 2017 to, among other changes, increase the number of shares authorized for issuance under the plan. On March 3, 2023, the Board approved the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan described in this proposal (the “Plan Amendment”), subject to stockholder approval, to be effective as of April 27, 2023. The Plan Amendment will be effective on the date of stockholder approval and after that date will apply to all awards made under the Long-Term Plan, as amended by the Plan Amendment (the “Amended Plan”) before, on or after that date. If approved, the additional shares being requested under the Amended Plan will be registered under the Securities Act of 1933. If our stockholders do not approve the Amended Plan, the present version of the Long-Term Plan will continue as currently in effect.
A copy of the Plan Amendment is attached as Appendix A to this Proxy Statement. The proposed changes included in the Plan Amendment are summarized below under the heading “Summary of Changes to the Long-Term Plan.” The material terms of the Amended Plan, assuming the approval of this proposal by our stockholders, are summarized below under the heading “Description of the Amended Plan.”
The Board believes the approval of the Plan Amendment is advisable and in the best interests of the Company and its stockholders because it assists in attracting and retaining employees, directors and consultants of the Company and its affiliates, motivates such individuals by means of performance-related incentives to achieve long-range performance goals, and enables such individuals to participate in the long-term growth and financial success of the Company.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE
FIRST AMENDMENT TO THE AMENDED AND RESTATED LITTELFUSE, INC.
LONG-TERM INCENTIVE PLAN
Summary of Changes to the Long-Term Plan
The Amended Plan is substantially identical to the Long-Term Plan that was previously approved by stockholders on April 28, 2017, with the following exceptions:
⯀
Increase in Authorized Shares. The number of shares authorized for issuance under the Long-Term Plan is being increased by 730,000 shares, from 2,250,000 to 2,980,000, which does not include 614,248 shares that had been reserved but unissued under prior plans that were superseded and replaced by the Long-Term Plan when it was originally adopted in 2010. As of February 28, 2023, approximately 418,196 shares remained available for future issuance under the Long-Term Plan and 666,587 shares were subject to outstanding awards under the Long-Term Plan. The awards outstanding as of such date consisted of 515,927 shares subject to stock options and 150,660 shares underlying restricted stock units. Because we only have approximately 418,196 shares available for future issuance under the Long-Term Plan, we believe that an increase in the number of shares of our common stock authorized for issuance under the Long-Term Plan is important to enable the Company to continue to grant equity-based awards. Further, we believe that the increase is consistent with market practices and is important to allow us to continue to attract, motivate, reward, and retain the talent critical to achieving our business goals. This is only the second time we have requested stockholder approval for additional share authorization under the Long-Term Plan. Based on the projected rate of share usage, we believe that the 730,000 additional shares being requested, together with the shares currently available for issuance, will be sufficient to fund future equity grants to employees and directors over the next five years. Note that in addition to shares under the Long-Term Plan, as of February 28, 2023, the Company has additional shares available for issuance under plans assumed as part of the IXYS acquisition in 2018. However, the shares under those assumed plans are not available for issuance to legacy Littelfuse employees. For further plan and share information, refer to footnote 6 beginning on page 49.

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⯀
Other Changes. The Long-Term Plan is being amended to conform the performance-based compensation provisions of the Plan to the provisions of Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act in 2018.

Description of the Amended Plan
The following description of the Amended Plan is a summary and is qualified in its entirety by reference to the provisions of the Plan Amendment, which is attached as Appendix A to this Proxy Statement, and the Long-Term Plan, which is included as an exhibit to our Current Report on Form 8-K, filed on May 1, 2017.
Administration. The Amended Plan requires that a committee of non-employee independent outside directors administer the Amended Plan. Currently, our Compensation Committee, which we refer to in this summary as the Committee, administers the Amended Plan. Among other powers and duties, the Committee determines the employees who will be eligible to receive awards and establishes the terms and conditions of all awards. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate its authority and administrative duties under the Amended Plan and may delegate to an executive officer its authority to grant awards to non-officer employees, subject to certain rules in the Amended Plan.
Shares Subject to the Amended Plan. The shares issuable under the Amended Plan are shares of our common stock that are (i) authorized but unissued or (ii) held in or acquired for the Littelfuse treasury. The total aggregate shares of common stock authorized for issuance during the term of the Amended Plan is limited to 3.03 million shares, all of which may be issued pursuant to incentive stock options, plus the 614,248 shares that had been reserved but unissued under prior plans that were superseded and replaced by the Long-Term Plan when it was originally adopted in 2010. Approximately 462,409 shares remained available for issuance as of the 2022 fiscal year end. The Committee must equitably adjust awards and the number of shares available under the Amended Plan in the event of a stock split, stock dividend, extraordinary cash dividend, split-up, spin-off, reclassification or other recapitalization affecting the common stock. Subject to certain limitations, the shares of common stock allocable to the portion of awards granted under the Amended Plan that have been forfeited, canceled, expired without becoming exercised or terminated and which have not been applied to pay the exercise price or taxes, may again be issued pursuant to new awards under the Amended Plan.
Types of Awards. There are seven types of awards that may be made under the Amended Plan including incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award. For purposes of awards determined by reference to the fair market value of a share of our common stock, fair market value means the closing price of a share of our common stock on the relevant date, or if there are no sales on such date, on the next preceding day on which there were sales.
Eligibility. Current and future U.S. and non-U.S. employees (including officers) and prospective employees as designated by the Committee (or our CEO pursuant to a delegation) and members of our Board may receive awards under the Amended Plan. However, only U.S. employees may receive ISOs. As of February 28, 2023, approximately 336 individuals consisting of 7 executive officers, 8 directors who are not executive officers, and approximately 321 employees who are not executive officers are eligible to receive awards under the Amended Plan. The closing price of Littelfuse common stock on the NASDAQ Global Select Market was $258.73 per share as of February 28, 2023.
Stock Options. ISOs are options to purchase our common stock that receive tax benefits if they meet the requirements under Code Section 422, and NQSOs are options to purchase our common stock that do not meet those requirements.
Option Grant: Each option award must be evidenced by an award agreement specifying the option exercise price, the term of the option, the number of shares of our common stock subject to the option, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Amended Plan (which need not be the same for each award or for each recipient). The award agreement must also specify whether the option is to be treated as an ISO within the meaning of Code Section 422. Options not designated as ISOs are considered to be NQSOs.
Exercise of Options: Options granted under the Amended Plan are exercisable at such times as set forth in an award agreement. The exercise price of each option must be at least 100% of the fair market value of a share of our common stock on the date of grant. The exercise price of each ISO to any individual who owns more than
2023 Proxy Statement	58

10% of the voting power of our stock must be at least 110% of the fair market value of a share of our common stock on the date of grant. The fair market value of shares with respect to which ISOs are exercisable for the first time by any individual during any one calendar year is limited to $100,000, and any ISOs that become exercisable in excess of that amount are deemed NQSOs.
Payment of Exercise Price: The exercise price is payable in cash, by tendering shares of our common stock (which have been held for any minimum period needed to avoid adverse impacts for our financial reporting purposes), or, if permitted by the Committee or where it would not trigger a charge to our earnings for financial reporting purposes, by withholding shares that would be acquired on exercise, tendering other awards payable under the Amended Plan, or broker-assisted cashless exercise (if permitted by all applicable laws and regulations). Options are exercisable at such times and subject to the conditions, restrictions and contingencies specified by the Committee.
Option Term: The maximum term of any option is ten years from the date of grant. With respect to ISOs granted to an individual who owns more than 10% of the voting power of our stock, the maximum term is 5 years from the date of grant.
Stock Appreciation Rights. Each SAR represents the right to receive a payment in an amount equal to the increase in the fair market value of a share of our common stock on the date the recipient exercises the award over the fair market value of a share of our common stock at the date the award is granted (the “base price”). The Committee will determine, in its sole discretion, the number of SARs granted to any individual under the Amended Plan and any terms and conditions pertaining to the awards.
SARs Grant: Each award of SARs must be evidenced by an award agreement specifying the base price, the term of the SAR, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Amended Plan (which need not be the same for each award or for each recipient).
Base Price of SAR: The base price of each SAR granted under the Amended Plan must be at least equal to 100% of the fair market value of a share of our common stock on the date of grant.
Settlement of SARs: SARs granted under the Amended Plan are exercisable (“settled”) at such times as set forth in an award agreement. Following exercise of a SAR, a participant is entitled to receive payment in an amount determined by multiplying: (a) the excess of the fair market value of a share on the date of exercise over the base price per share; by (b) the number of shares with respect to which the SAR is exercised. Payment to settle SARs may be in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee. The Committee may provide a maximum dollar limit on the total payment due under a SAR.
SAR Term: The maximum term of any SAR is ten years from the date of grant.
Restricted Stock and Restricted Stock Units. An award of restricted stock is a grant of shares of our common stock subject to restrictions specified by the Committee that generally lapse upon vesting. Each RSU awarded entitles the recipient to receive, upon vesting of the award, one share of our common stock or cash in an amount equal to the fair market value of one share of our common stock on the date of vesting (or a combination of cash and shares, in the Committee’s discretion). Each award of restricted stock or RSUs must be evidenced by an award agreement that specifies the period of restriction for restricted stock or the vesting period for RSUs, the number of shares of restricted stock or RSUs granted, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms of the Amended Plan (which need not be the same for each award or for each recipient). Unless otherwise provided in the award agreement, a recipient of a restricted stock or RSU award has no stockholder rights, such as voting or cash dividend rights, until vesting of the RSU or restricted stock and the recipient has become the shareholder of record for the shares of our common stock, if any.
Performance Units and Performance Shares. Each performance share represents the recipient’s right to receive one share of our common stock, upon achievement of performance goals established by the Committee. Each performance unit entitles the recipient to receive a cash payment equal to the value of the performance unit, as determined by the Committee on the grant date, upon achievement of the performance goals established by the Committee. Recipients of performance shares or performance units earn the right to receive payment based on their achievement of the applicable performance goals during the performance period, as determined by the Committee.
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Grant of Performance Award: Each award of performance units or performance shares must be evidenced by an award agreement that specifies the initial value of the award, the performance goals and the performance period, and such other provisions as the Committee determines, and which are not inconsistent with the terms of the Amended Plan.
Stockholder/Dividend Rights: Unless otherwise provided in the award agreement, a recipient of performance shares or performance units has no stockholder rights, such as voting or cash dividend rights, until the award has vested and the recipient has become the stockholder of record for the shares of our common stock, if any.
Performance Goals. Performance goals under the Amended Plan are based on performance measures, which may include any of the following: revenue; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; operating income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; capital expenditures; expense levels; stock price; debt levels; market share; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to Littelfuse or its business; or any combination thereof. In addition, the performance goals may be based in whole or in part upon the performance of Littelfuse and/or one or more of its affiliates, one or more of its divisions or units or, in such a case, any combination of the foregoing, on a consolidated or nonconsolidated basis, under one or more of these performance measures. These performance measures may be changed only if the Committee proposes a change for stockholder vote and stockholders approve a change. The performance goals that apply to any performance unit or performance share award must be established in writing by the Committee in the applicable award agreement. The Committee must certify attainment of these goals before any payout or vesting may be determined, and has the ability to adjust its determinations to decrease (but not increase) the payment under the award. If applicable tax and/or securities laws change to permit Committee sole discretion to alter the performance goals without obtaining stockholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining stockholder approval.
Limitations on Awards. The maximum number of shares that may be awarded pursuant to options, restricted stock, RSUs, and performance units and shares under the Amended Plan to any “covered employee,” as such term is defined in the regulations promulgated under Code Section 162(m), in any one calendar year is limited to 200,000 shares of our common stock unless, with respect to outstanding awards, if any, that remain subject, on a grand-fathered basis, to the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m) the Committee determines that the award of such shares will not be designed to comply with such exception. In addition, in any one calendar year, a “covered employee” may not receive a cash amount payable under the Amended Plan greater than $3,000,000, unless, with respect to outstanding awards, if any, that remain subject, on a grand-fathered basis, to the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m) the Committee determines that the award of such shares will not be designed to comply with such exception. The maximum number of shares that may be awarded pursuant to any award under the Amended Plan during any calendar year to any non-employee member of our Board is limited to 50,000.
Vesting and Forfeiture. The Committee determines the time and conditions under which the award will vest or the period of restriction will lapse as part of making an award; provided that any time-based vesting must be at least one (1) year, except in limited cases (not to exceed 5% of outstanding awards) approved by the Compensation Committee. Vesting or the lapse of the period of restriction may, in the Committee’s discretion, be based solely upon continued employment or service for a specified period of time, or may be based upon the achievement of specific performance goals (company-wide, subsidiary-wide, divisional, and/or individual), or both. Vesting means the time at which an option or SAR holder may exercise his or her award, the end of the period of restriction with respect to restricted stock or RSUs, or the time at which the recipient of performance units or performance shares has satisfied the requirements to receive payment of the award (which can be no less than one year). Vesting or lapse provisions need not be uniform among awards granted at the same time or to persons similarly situated. Vesting and lapse requirements will be set forth in the applicable award agreement. The Committee, in its discretion, may accelerate vesting of any award at any time. When a participant terminates employment or service with us, all unvested awards are forfeited unless otherwise provided by the Committee.
Extension Exercise Period. The Committee, in its discretion, may extend the period of time for which an option or SAR is to remain exercisable following a termination of service, but in no event beyond the expiration of the option or SAR.
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Prohibition on Repricing. Except as required or permitted pursuant to a recapitalization or reorganization, in no event will the Committee amend an option or SAR to reduce the exercise or base price below the fair market value of the award on the date of grant or grant an option or SAR in exchange for the cancellation or surrender of an option or SAR with a higher per share exercise or base price.
Limits on Transfers of Awards/Beneficiary Designation. All awards are exercisable only by the participant during the participant’s lifetime, and are transferable only by will or by the laws of descent and distribution; provided, however, that the Committee may permit a transfer of an award, other than an ISO, to a family member of an individual, subject to such restrictions as the Committee may provide. Participants may designate a beneficiary or beneficiaries to receive their benefits under the Amended Plan if they die before receiving any or all of such benefit.
Deferrals. At the Committee’s discretion, cash or shares payable upon the satisfaction of any requirements with respect to RSUs, performance units, or performance shares may be deferred. Shares or cash payable upon the exercise of stock options or SARs or the vesting of restricted stock may not be deferred. Any deferrals must be timely elected to comply with policies and procedures established by the Committee and the requirements of Code Section 409A.
Recapitalization. Upon a recapitalization, the Committee must adjust the number and kind of shares issuable and maximum limits for each type of award, adjust the number and kind of shares subject to outstanding awards, adjust the exercise or base price of outstanding options or SARs, and make any other equitable adjustments as needed to prevent dilution or enlargement of rights of awards.
Reorganization. Upon a reorganization, the Committee may decide that awards will apply to securities of the resulting corporation (with appropriate adjustment as determined by the Committee), that some or all options and/or SARs will be immediately exercisable (to the extent permitted under federal or state securities laws), that options and/or SARs will be immediately exercisable and terminate after at least 30 days’ notice to holders (to the extent permitted under federal or state securities laws), and/or that some or all awards of restricted stock or RSUs will become immediately fully vested.
Amendment and Termination. Our Board may amend, suspend or terminate the Amended Plan and any award agreement at any time, without the consent of stockholders or participants; provided, however, that any amendment to the Amended Plan must be submitted to the Corporation’s stockholders for approval if stockholder approval is required by applicable law. However, no amendment or termination may materially and adversely affect the rights of holders of outstanding awards without their consent unless necessary to comply with applicable law.
Federal Income Tax Consequences
The following summary of the federal income tax consequences relating to the Amended Plan is based on present U.S. federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.
Incentive Stock Options. An employee participant will generally have no tax consequences when he or she receives the grant of an ISO. In most cases, an employee participant also will not have income tax consequences when he or she exercises an ISO. An employee participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are NQSOs instead of ISOs. Additionally, subject to certain exceptions for death or disability, if an employee participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. Any shares recharacterized as NQSOs will have the tax consequences described below with respect to the exercise of NQSOs.
An employee participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date the common stock is acquired
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by the exercise of the ISO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the exercise price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.
If an employee participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the option exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be subject to income tax at ordinary income rates, but will not be subject to income or employment tax withholding. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price.
Using shares acquired by exercising an ISO to pay the exercise price of another option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the employee optionholder will have the same tax consequences as are described in the preceding paragraph. If the option holder transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the option holder has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; and these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.
There will be no tax consequences to Littelfuse when it grants an ISO or, generally, when an employee participant exercises an ISO. However, to the extent that an option holder recognizes ordinary income when he or she exercises, as described above, Littelfuse generally will have a tax deduction in the same amount and at the same time.
Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. In the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to employment taxes.
If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins on the exercise of the option.
The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.
There will be no tax consequences to Littelfuse when granting a NQSO. Littelfuse generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.
Stock Appreciation Rights. Neither the participant nor Littelfuse has income tax consequences from the issuance of a SAR. The participant recognizes taxable income at the time the SAR is exercised in an amount equal to the amount by which the cash and/or the fair market value of the shares of the common stock received upon that exercise
2023 Proxy Statement	62

exceeds the base price. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates and be subject to employment taxes. Littelfuse generally will be entitled to a tax deduction with respect to the exercise of a SAR in the same amount and at the same time as the ordinary income recognized by the participant.
Restricted Stock. A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, he or she paid for such stock. Littelfuse will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the holder will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).
If the holder made a timely election under Code Section 83(b), he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.
Restricted Stock Units. A holder of RSUs generally will not recognize income at the time of the award. Upon vesting and delivery of the cash or shares due upon settlement of an RSU, a holder will generally realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares distributed. Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held).
Performance Shares. A holder of a performance share will generally recognize ordinary income and be subject to employment taxes in the year of vesting and payment of shares for performance under the Amended Plan. Similarly, Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the holder recognizes income.
Performance Units. A holder of a performance unit will generally recognize ordinary income and be subject to employment taxes in the year of vesting and cash payment for performance under the Amended Plan. Similarly, Littelfuse will generally be entitled to a tax deduction in the same amount and at the same time as the holder recognizes income.
Limitation on Company Deductions. No federal income tax deduction is allowed for Littelfuse for any compensation paid to a “covered employee” in any taxable year of Littelfuse to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally our Chief Executive Officer and the three other most highly compensated officers other than, for years prior to 2018, our Chief Financial Officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to RSUs, performance shares or units, or the receipt of restricted stock.
Prior to 2018 (and including tax years that began prior to January 1, 2018), this limitation did not apply to compensation qualifying as “performance based” under Code Section 162(m). While the Committee has generally attempted to maximize the amount of executive compensation that it would be permitted to deduct for tax purposes, the Committee believes that the primary purpose of our compensation program is to support Littelfuse’s business strategy and the long-term interests of our stockholders. Therefore, the Committee has maintained the flexibility to award compensation that may not be tax-deductible if doing so furthers the objectives of our executive compensation program.
Under recent U.S. tax reform, the exception to Code Section 162(m) for performance-based compensation has been repealed for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules. In addition, our Chief Financial Officer will be included as a covered employee. Despite these new limits on the
2023 Proxy Statement	63

deductibility of performance-based compensation, the Committee continues to believe that a significant portion of our named executive officers’ compensation should be tied to Littelfuse’s performance. Therefore, the changes to Code Section 162(m) have not significantly impacted the design of our compensation program going forward.
Code Section 409A. Code Section 409A applies to certain “nonqualified deferred compensation” and would impose adverse consequences if an award under the Amended Plan is neither exempt from, nor compliant with, the requirements of Code Section 409A. Such adverse consequences include, but are not limited to, immediate income inclusion of the ordinary income that would be recognized if the rights are exercised at the date of vesting, a 20% tax on the amount required to be included in income, and interest at a penalty rate. Littelfuse intends that any awards granted under the Amended Plan be exempt from or structured to comply with Code Section 409A. However, if an award is subject to Code Section 409A, absent the participant’s consent, the Committee may amend such award, or take any other actions necessary to comply with, or exempt, such award from Code Section 409A.
Plan Benefits Under the Amended Plan
As of the date of this Proxy Statement, no awards have been made under the Amended Plan that are contingent upon stockholder approval of this proposal. Awards to be received by officers and other employees following the date of this Proxy Statement are not determinable because future benefits or amounts to be received by or allocated to each person named will depend on a variety of factors, including fair market value of the Company’s stock and the achievement of performance goals set by the Compensation Committee.
2023 Proxy Statement	64

PROPOSAL NO. 5 - APPROVAL AND RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS
Subject to approval of the stockholders, the Audit Committee of the Board has appointed Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending December 30, 2023. The stockholders are being asked to approve and ratify such appointment. A representative of Grant Thornton LLP will be available during the meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions.
Although approval and ratification of the Audit Committee’s appointment of Grant Thornton is not required, we value the opinions of our stockholders and believe that stockholder approval and ratification of the appointment is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit Committee will reconsider its appointment of Grant Thornton. Even if this appointment is approved and ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Littelfuse and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS
INDEPENDENT AUDITORS OF THE COMPANY’S CONSOLIDATED FINANCIAL
STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2023
Audit Related Matters
Audit and Non-Audit Fees
The following table presents the approximate fees for professional audit services rendered by Grant Thornton for the audit of our financial statements for professional services rendered for the fiscal years ended December 31, 2022, and January 1, 2022:
	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$3,259,200	$2,841,500
Audit-Related Fees (2)	$29,500	$28,500
Tax Fees (3)	$185,700	$0
All Other Fees (4)	$6,500	$6,500
Total	$3,480,900	$2,876,500
(1)	Includes fees related to U.S. GAAP audit and statutory audits of foreign subsidiaries in each year.
(2)	Includes fees related to audits of employee benefit plans in each year.
(3)	Includes fees related to tax, transfer pricing and expatriate tax advice and compliance in each year and other miscellaneous services.
(4)	Includes fees related to access to an on-line accounting research tool in each year.
Audit Committee Pre-Approval Policies and Procedures
All audit and non-audit services and the related fees are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the registered public accounting firm’s independence. The Audit Committee pre-approves the annual engagement of the principal independent registered public accounting firm, including the performance of the annual audit, statutory audits at foreign locations, quarterly reviews and tax services. The Chairperson of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval for services that have not been previously pre-approved, but he must report the pre-approval at the next meeting of the Audit Committee.
2023 Proxy Statement	65

REPORT OF THE AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for the 2022 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter received by the Audit Committee from the independent auditors as required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding the independent auditors’ independence, and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal 2022.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
Audit Committee:

Cary T. Fu (Chairman)
Kristina A. Cerniglia
Maria C. Green
Anthony Grillo
2023 Proxy Statement	66

STOCKHOLDER PROPOSALS
Stockholder Proposals for Inclusion in the 2024 Proxy Statement. If a stockholder wants to submit, in accordance with SEC Rule 14a-8, a proposal for inclusion in our proxy statement for the 2024 annual meeting, the proposal must be received at our principal executive offices, in writing, by November 17, 2023. All proposals should be submitted, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2), to our Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.
Our bylaws provide proxy access to eligible stockholders. The proxy access bylaw provision provides that a stockholder, or a group of up to twenty stockholders, that own three percent or more of the Company’s outstanding common stock continuously for at least three years may submit director nominees for up to the greater of (i) two directors or (ii) twenty percent of the Board. A stockholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement and ballot pursuant to Article II, Section 8 of our bylaws must be received at our principal executive offices, in writing by November 17, 2023 (i.e., no later than 120 days prior to the anniversary of the mailing of the Company’s proxy statement for the immediately preceding year).
Other Stockholder Proposals for Presentation at the 2024 Annual Meeting. Stockholders of record who do not submit a proposal for inclusion in our proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2024 annual meeting, must provide advance written notice to us in accordance with our bylaws. Our bylaws require that in order to nominate persons to our Board or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to our Corporate Secretary, which notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day (February 27, 2024 for the 2024 annual meeting of stockholders) nor earlier than the close of business on the 90th day prior (January 28, 2024 for the 2024 annual meeting of stockholders) to the first anniversary of the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting to which such stockholder’s notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Additionally, stockholders of record who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to SEC Rule 14a-19, must also provide the additional information required by SEC Rule 14a-19 no later than February 27, 2024, and must comply with certain other requirements set forth in our bylaws. The stockholder’s notice must contain detailed information specified in our bylaws and, if applicable, SEC Rule 14a-19, and should be addressed to our Corporate Secretary at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631. You may obtain a copy of our bylaws upon request by writing to the Corporate Secretary at our principal executive offices.
As to any proposal that a stockholder intends to present to stockholders without inclusion in our Proxy Statement for our 2024 annual meeting of stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the address above by February 27, 2024.
The chairman of the 2024 annual meeting may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.
2023 Proxy Statement	67

OTHER PROPOSED ACTIONS
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this Proxy Statement. If any other items or matters are properly presented before the Annual Meeting, the proxy holders will vote on such matters in their discretion. A proxy granted by a stockholder will give discretionary authority to the proxy holders to vote on any matters introduced pursuant to these procedures, subject to applicable SEC rules.
2023 Proxy Statement	68

APPENDIX A
FIRST AMEMDMENT TO THE
LITTELFUSE, INC. LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 28, 2017)
This First Amendment to the Littelfuse, Inc. Long-Term Incentive Plan, as previously amended and restated effective as of April 28, 2017 (the “Plan”), is made effective as of April 27, 2023, by Littelfuse, Inc. (the “Corporation”).
WITENSSETH
WHEREAS, the Corporation established the Plan, which was originally ratified by the Corporation’s stockholders on April 30, 2010, with an effective date of February 3, 2010;
WHEREAS, the Plan was further amended on July 27, 2012 and on April 28, 2017;
WHEREAS, the Board of Directors of the Corporation (the “Board”) has the power and authority under Section 15.1 of the Plan to amend the Plan, subject to stockholder approval as applicable;
WHEREAS, the Board desires to amend the Plan to (i) increase the number of shares of the Corporation’s common stock that are available for issuance as awards under the Plan; and (ii) conform the performance-based compensation provisions of the Plan to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act; and
WHEREAS, the Plan remains otherwise without change;
NOW, THEREFORE, the Plan is hereby amended as follows:
1. Section 4.1(a) of the Plan is restated in its entirety to provide as follows:
(a)
The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Corporation. The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 2,980,000 Shares, all of which may be issued pursuant to Incentive Stock Options and are subject to adjustment as provided in Section 4.3. The number of Shares reserved for issuance under this Plan, as set forth above, shall be increased by reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans. In no event shall fractional Shares be issued under the Plan.

2. Section 18.2 of the Plan is restated in its entirety to provide as follows:
18.2	COMPLIANCE WITH CODE SECTION 162(m).
(a)
Effective for taxable years of the Corporation beginning after December 31, 2017, the Performance-Based Exception is no longer applicable to Awards. Accordingly, although Awards of Performance Shares and Performance Units that are granted to Participants on and after the Performance-Based Exception is no longer applicable may still take into account the performance measures under Sections 9 and 10 of the Plan, such Awards need not comply with the requirements of Code Section 162(m). Accordingly, the terms of Sections 3, 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, need not be interpreted in a manner consistent with Code Section 162(m) effective with respect to Awards to which the Performance-Based Exception no longer applies.

(b)
The Corporation intends that, to the extent an Award qualifies for grandfathering under Code Section 162(m), as amended, such Awards that are designated as Awards to Named Executive Officers shall continue to constitute qualified “performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award.

(c)
In the event that applicable tax and/or securities laws change to once again permit the application of the Performance-Based Exception, the Corporation intends that Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of

2023 Proxy Statement	69

Code Section 162(m), unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 3, 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall once again be interpreted in a manner consistent with Code Section 162(m).
(d)
If any provision of the Plan or any Award Agreement relating to Performance Shares or Performance Units that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

2023 Proxy Statement	70

LITTELFUSE, INC.
8755 W. HIGGINS ROAD
SUITE 500
CHICAGO, IL 60631

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFUS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98230-P83816 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LITTELFUSE, INC.

The Board of Directors recommends you vote FOR each of the nominees in proposal 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kristina A. Cerniglia	☐	☐	☐
1b. Tzau-Jin Chung	☐	☐	☐
1c. Cary T. Fu	☐	☐	☐
1d. Maria C. Green	☐	☐	☐
1e. Anthony Grillo	☐	☐	☐
1f. David W. Heinzmann	☐	☐	☐
1g. Gordon Hunter	☐	☐	☐
1h. William P. Noglows	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

LITTELFUSE, INC.

Annual Meeting of Stockholders

Thursday, April 27, 2023
9:00 a.m. Central Daylight Time

www.virtualshareholdermeeting.com/LFUS2023

D98231-P83816

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders
Thursday, April 27, 2023

The stockholder(s) hereby appoint(s) Meenal A. Sethna and Hans Weinburger, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of the ballot, all the shares of Common Stock of Littelfuse, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Daylight Time on April 27, 2023, virtually at www.virtualshareholdermeeting.com/LFUS2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 4 AND 5 AND 1 YEAR ON PROPOSAL 3.

Continued and to be signed on reverse side